                                                                     EXHIBIT 2.1

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                               PURCHASE AGREEMENT

                                  by and among

                          RODAMCO NORTH AMERICA, N.V.,

                     WESTFIELD AMERICA LIMITED PARTNERSHIP,

                              WESTFIELD GROWTH, LP,

                           SIMON PROPERTY GROUP, L.P.,

                            HOOSIER ACQUISITION, LLC,

                                THE ROUSE COMPANY

                                       and

                            TERRAPIN ACQUISITION LLC

                                January 12, 2002

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                                TABLE OF CONTENTS

                                                                                          Page
ARTICLE I         DEFINITIONS................................................................2

  SECTION 1.1.      Certain Defined Terms....................................................2
  SECTION 1.2.      Construction............................................................11

ARTICLE II        PURCHASE AND SALE; ASSUMPTION OF LIABILITIES..............................11

  SECTION 2.1.      Purchase and Sale of Assets.............................................11
  SECTION 2.2.      Purchase Price; Manner of Payment.......................................11
  SECTION 2.3.      Assumption of Liabilities...............................................12
  SECTION 2.4.      Closing.................................................................13
  SECTION 2.5.      Closing Deliveries by Target............................................13
  SECTION 2.6.      Closing Deliveries by Purchasers........................................14

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF TARGET..................................14

  SECTION 3.1.      Organization, Standing and Corporate Power of Target....................14
  SECTION 3.2.      Target Subsidiaries.....................................................15
  SECTION 3.3.      Authority; No Violations; Consents and Approval.........................16
  SECTION 3.4.      Capital Structure.......................................................17
  SECTION 3.5.      Financial Statements....................................................18
  SECTION 3.6.      [INTENTIONALLY OMITTED].................................................19
  SECTION 3.7.      Absence of Certain Changes or Events....................................19
  SECTION 3.8.      Environmental Matters...................................................19
  SECTION 3.9.      Properties..............................................................21
  SECTION 3.10.     No Undisclosed Material Liabilities.....................................24
  SECTION 3.11.     No Default..............................................................24
  SECTION 3.12.     Compliance with Applicable Laws.........................................24
  SECTION 3.13.     Litigation..............................................................25
  SECTION 3.14.     Taxes...................................................................25
  SECTION 3.15.     Pension and Benefit Plans; ERISA........................................27
  SECTION 3.16.     Labor and Employment Matters............................................31
  SECTION 3.17.     Contracts...............................................................31
  SECTION 3.18.     Intangible Property.....................................................32
  SECTION 3.19.     Insurance...............................................................33
  SECTION 3.20.     Brokers.................................................................33
  SECTION 3.21.     Related Party Transactions..............................................33
  SECTION 3.22.     Opinion of Financial Advisor............................................33
  SECTION 3.23.     Investment Company Act of 1940..........................................33

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
ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES...................34

  SECTION 4.1.      Organization, Standing and Power........................................34
  SECTION 4.2.      Authority; No Violations; Consents and Approvals........................34
  SECTION 4.3.      Available Funds.........................................................35
  SECTION 4.4.      Brokers.................................................................35

ARTICLE V         ADDITIONAL AGREEMENTS.....................................................36

  SECTION 5.1.      Conduct of Business by Target Prior to the Closing......................36
  SECTION 5.2.      Tax Related Covenants...................................................40
  SECTION 5.3.      Access to Information; Confidentiality..................................41
  SECTION 5.4.      Reasonable Efforts; Notification........................................42
  SECTION 5.5.      Tax Returns.............................................................43
  SECTION 5.6.      Section 754 or Other Elections..........................................43
  SECTION 5.7.      Employee Arrangements...................................................43
  SECTION 5.8.      No Solicitation of Acquisition Proposals................................45
  SECTION 5.9.      Public Announcements....................................................46
  SECTION 5.10.     Agreements Regarding the Disposal of Properties.........................46
  SECTION 5.11.     Indemnification; Directors' and Officers' Insurance.....................47
  SECTION 5.12.     Shareholders' Meeting...................................................49
  SECTION 5.13.     Voting Trust............................................................50
  SECTION 5.14.     Funding of Purchase Price...............................................50
  SECTION 5.15.     Officers and Directors..................................................50
  SECTION 5.16.     Urban Retail Properties.................................................50

ARTICLE VI        TAX MATTERS...............................................................50

  SECTION 6.1.      Assumption of Taxes.....................................................50
  SECTION 6.2.      Indemnification.........................................................51
  SECTION 6.3.      Tax Contests............................................................51
  SECTION 6.4.      Tax Refunds.............................................................51
  SECTION 6.5.      Withholding Certificates................................................51

ARTICLE VII       CONDITIONS TO CLOSING.....................................................51

  SECTION 7.1.      Conditions to Obligations of Purchasers.................................51
  SECTION 7.2.      Conditions to Obligations of Target.....................................53

ARTICLE VIII      TERMINATION...............................................................54

  SECTION 8.1.      Termination.............................................................54
  SECTION 8.2.      Effect Of Termination...................................................56

                                      (ii)

ARTICLE IX        GENERAL PROVISIONS........................................................56

  SECTION 9.1.      Non-Survival Of Representations and Warranties..........................56
  SECTION 9.2.      Expenses................................................................57
  SECTION 9.3.      Notices.................................................................60
  SECTION 9.4.      WAIVER OF JURY TRIAL....................................................62
  SECTION 9.5.      Headings................................................................62
  SECTION 9.6.      Severability............................................................62
  SECTION 9.7.      Assignment..............................................................62
  SECTION 9.8.      Entire Agreement; No Third-Party Beneficiaries..........................62
  SECTION 9.9.      Amendment...............................................................63
  SECTION 9.10.     Governing Law...........................................................63
  SECTION 9.11.     Counterparts............................................................63
  SECTION 9.12.     Waiver..................................................................63
  SECTION 9.13.     Reservation of Rights...................................................63
  SECTION 9.14.     Enforcement.............................................................63
  SECTION 9.15.     Exhibits; Disclosure Letter.............................................64
  SECTION 9.16.     Joint and Several Obligations...........................................64

EXHIBITS

  Exhibit A         Assets
  Exhibit B         Andersen Letter
  Exhibit C         Loyens Tax Opinion

                                      (iii)
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                               PURCHASE AGREEMENT

     This PURCHASE AGREEMENT (this "AGREEMENT"), dated as of January 12, 2002, by and among Rodamco North America, N.V., an investment company with variable capital, incorporated under the laws of The Netherlands ("TARGET"), Westfield America Limited Partnership, a Delaware limited partnership ("WALLABY"), Westfield Growth, LP, a Delaware limited partnership ("WALLABY ACQUISITION SUB"), Simon Property Group, L.P., a Delaware limited partnership ("HOOSIER"), Hoosier Acquisition, LLC, a Delaware limited liability company ("HOOSIER ACQUISITION SUB"), The Rouse Company, a Maryland corporation ("TERRAPIN" and, together with Wallaby and Hoosier, the "PARENT ENTITIES"; the Parent Entities are sometimes referred to herein individually as the "PARENT ENTITY"), and Terrapin Acquisition, LLC, a Maryland limited liability company ("TERRAPIN ACQUISITION SUB" and, together with Wallaby Acquisition Sub and Hoosier Acquisition Sub, "PURCHASERS"; Purchasers are sometimes referred to herein individually as "PURCHASER").

                                    RECITALS

     A. Target and Purchasers believe that it is in the best interest of Target, the Purchasers and their respective shareholders, that Purchasers and Target enter into this Agreement pursuant to which Target will sell to Purchasers, and Purchasers will purchase from Target, the Assets (as hereinafter defined) upon the terms and subject to the conditions set forth herein (the "PURCHASE").

     B. Concurrently herewith, Target and Purchasers are entering into the Protocol, pursuant to which Target will liquidate and distribute to shareholders of Target the proceeds received by Target from the Purchase in accordance with the terms thereof (the "DISTRIBUTION") and (ii) Target, Westfield Limited, Hoosier and Terrapin are entering into a Voting and Support Agreement (the "VOTING AND SUPPORT AGREEMENT") pursuant to which Westfield Limited, on the terms and subject to the conditions thereof, has agreed to vote in favor of the Purchase and the Distribution at an extraordinary general meeting of holders of Ordinary Shares of Target convened for such purpose.

     C. Target will convene a meeting of its shareholders for the purpose of obtaining the requisite shareholder approval for the Purchase and the other transactions contemplated hereby.

     D. Subject only to the closing of the Purchase and the receipt of the proceeds of the Purchase by Target, Target shall as soon as legally permissible and to the maximum extent permitted by Dutch law distribute the proceeds from the Purchase to the shareholders of Target in accordance with the Protocol.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

     "ABBEY PROPERTIES" means the assets and Subsidiaries of Abbey Properties, LLC, a California limited liability company.

     "ACQUISITION PROPOSAL" has the meaning specified in SECTION 5.8.

     "ADDITIONAL AMOUNT" has the meaning specified in SECTION 2.2(a).

     "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "AGREEMENT" means this Purchase Agreement among Target, Purchasers and the Parent Entities (including the Exhibits and the Schedules hereto) and all amendments hereto made in accordance with the provisions of SECTION 9.9.

     "ANCHOR TENANT LEASE" means any lease or other agreement between a Target Property Owner and a so-called anchor tenant.

     "ANDERSEN LETTER" has the meaning specified in SECTION 5.2(c).

     "ANNUAL ACCOUNTS" means the annual accounts of Target (consisting of a profit and loss account, balance sheet and explanatory notes thereto and all other documents and statements thereto) and a consolidated auditors report, determined in accordance with Dutch GAAP.

     "ASSETS" means (i) the properties and assets identified on EXHIBIT A and
(ii) except as otherwise designated by Purchasers prior to Closing, all other assets, properties and rights of every kind owned by any Target Non-Purchased Entity (including, without limitation, any equity interests owned directly or indirectly by Target in any other Target Non-Purchased Entity) known or unknown, fixed or unfixed, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement including, without limitation, the Target Intangible Property and the Target Tangible Personal Property, other than the Retained Assets.

     "ASSUMED LIABILITIES" has the meaning specified in SECTION 2.3(a).

     "ASSUMED TAXES" has the meaning specified in SECTION 6.1.

     "ASSUMPTION AGREEMENT" has the meaning specified in SECTION 2.5(c).

     "AUSTRALIAN AMOUNT" means 0.498515% of the amount distributable solely in respect of the common stock of Hexalon in connection with the liquidation contemplated by the Protocol, which shall in no event exceed EURO 7,300,000.

     "AUSTRALIAN INTERESTS" means the equity interests owned in the companies listed under such heading on Section 1.1 of the Target Disclosure Letter.

     "BI" means an investment institution (Beleggingsinstelling) within the meaning of Article 28 of the Dutch Corporation Tax Law.

     "BOOKS AND RECORDS" means all books and records, including without limitation, books, archival materials, manuals, price lists, mailing lists, lists of customers, sales and promotional materials, software, purchasing materials, personnel records, quality control records and procedures, business and strategic plans, financial and accounting records, Tax records, environmental records and litigation files (regardless of the media in which stored), in each case principally relating to or used by Target or any Target Subsidiary.

     "BREAK-UP EXPENSES" has the meaning specified in SECTION 9.2(d).

     "BREAK-UP FEE" has the meaning specified in SECTION 9.2(c).

     "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York or in The Netherlands.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended.

     "CLOSING" has the meaning specified in SECTION 2.4.

     "CLOSING DATE" has the meaning specified in SECTION 2.4.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITMENT" has the meaning specified in SECTION 5.1(b)(iii).

     "CONFIDENTIALITY AGREEMENTS" has the meaning specified in SECTION 5.3(a).

     "DISPOSAL AGREEMENT" has the meaning specified in SECTION 5.10.

     "DISPOSAL PROPERTY" has the meaning specified in SECTION 5.10.

     "DISTRIBUTION" has the meaning specified in the Recitals to this Agreement.

     "DUTCH GAAP" means Dutch generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

     "DUTCH LAW" means the laws of The Netherlands, including regulations of Euronext Amsterdam N.V.

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     "EC MERGER REGULATIONS" means Counsel regulation (EEC) No. 4064/89 of
December 21, 1989 on the Control of Concentrations Between Undertakings, OJ
(1989) L 395/1 and the regulations and decisions of the Councilor Commission of the European Community or other organs of the European Union or European Community implementing such regulations.

     "ENCUMBRANCE" means all pledges, claims, liens, charges, restrictions, controls, encumbrances and security interests of any kind or nature whatsoever.

     "ENTERPRISE CHAMBER" means the Enterprise Chamber ("Ondernemingskamer") of the Amsterdam Court of Appeals.

     "ENVIRONMENTAL LAW" means any Law of any Governmental Entity, with jurisdiction over the Target Subsidiaries, relating to the protection of human health, natural resources or the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EURO" means the single currency of participating member states of the European Monetary Union.

     "EUROPEAN COMMISSION" means the Commission of European Communities.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCLUDED LIABILITIES" has the meaning specified in SECTION 2.3(b).

     "EXCLUDED TAXES" has the meaning set forth in SECTION 6.1.

     "EXISTING TITLE POLICIES" has the meaning specified in SECTION 3.9(a).

     "EXPENSE AMOUNT" has the meaning specified in SECTION 9.2(h).

     "GOVERNMENTAL ENTITY" means any United States federal, state or local or any Dutch or other foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body including, without limitation, the Enterprise Chamber and the Dutch Central Bank.

     "HAZARDOUS MATERIAL" means (i) any petroleum or petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls ("PCBS"); (ii) any chemicals, materials, substances or wastes which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutant," "contaminant" or words of similar import, or regulated as such, under any Environmental Law or for which a person may be subject to liability under any Environmental Law.

     "HEXALON" means Hexalon Real Estate, Inc., a Delaware corporation and a Target Subsidiary.

     "HOOSIER" has the meaning specified in the introductory paragraph to this Agreement.

     "HOOSIER ACQUISITION SUB" has the meaning specified in the introductory paragraph to this Agreement.

     "HOOSIER CONFIDENTIALITY AGREEMENT" has the meaning specified in
SECTION 5.3(a).

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "H&T ASSUMED LIABILITIES" has the meaning specified in SECTION 5.11(f).

     "H&T ASSUMPTION AGREEMENT" has the meaning specified in SECTION 2.5(d).

     "INDEMNIFIED PARTIES" has the meaning specified in SECTION 5.11(a).

     "INDEMNIFYING PARTIES" has the meaning specified in SECTION 5.11(a).

     "INVASIVE TESTING" has the meaning specified in SECTION 5.3(b).

     "INVESTIGATION" has the meaning specified in SECTION 5.3(a).

     "IRS" means the United States Internal Revenue Service.

     "JOINT VENTURES" means the entities and properties managed or controlled by the Persons or any Affiliate of such Persons set forth on Schedule 1.1 to the Target Disclosure Letter.

     "JV INTERESTS" has the meaning specified in SECTION 3.4(b).

     "KEY EMPLOYEE" means those individuals set forth on Section 5.7 of the Target Disclosure Letter.

     "KNOWLEDGE", or any similar expression, means with respect to Target (or any Target Subsidiary), the actual knowledge of the persons set forth on
Schedule 1.1 to the Target Disclosure Letter.

     "LAW" means any statute, law, regulation, order, interpretation, permit, license, approval, authorization, rule or ordinance of any Governmental Entity applicable to the Purchaser Parties or Target or any of their respective Subsidiaries.

     "LEASED PROPERTIES" has the meaning specified in SECTION 3.9(a).

     "LOSSES" has the meaning specified in SECTION 5.11(a).

     "LOYENS TAX OPINION" has the meaning specified in SECTION 5.2(d).

     "MAJORITY ACQUISITION PROPOSAL" has the meaning specified in
SECTION 9.2(b).

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     "MATERIAL CONTRACTS" means (i) any loan agreement, indenture, note, bond, debenture, mortgage or any other document, agreement or instrument evidencing a capitalized lease obligation or other indebtedness to any Person, other than indebtedness in a principal amount less than $1,000,000, and (ii) each commitment, contractual obligation, capital expenditure or transaction entered into by Target or any Target Subsidiary which may result in total payments by or liability of Target or any Target Subsidiary in excess of $1,000,000, other than the Target Ground Leases; PROVIDED, however, any contract, agreement or other arrangement under clause (ii) above that, by its terms, is terminable within 30 days (without termination fee or penalty) of the date of this Agreement shall not be deemed to be a Material Contract.

     "NECESSARY CONSENTS" has the meaning specified in SECTION 7.1(d).

     "NON-COVERED EMPLOYEES" means those employees of Target or of any Target Subsidiary that are regularly scheduled to work at least 30 hours per week and that are not party to or otherwise covered by a Target Employment Agreement.

     "NON-FINANCIAL COVENANTS" has the meaning specified in SECTION 2.3(b)(iv).

     "OAKBROOK CONTRACT" has the meaning specified in SECTION 5.1(a).

     "ORDINARY DIVIDEND" has the meaning specified in SECTION 5.1(b)(ii).

     "ORDINARY DIVIDEND AMOUNT" means an amount equal to ninety percent (90%) of the Net Profit as reflected on the Target's audited financial statements for the ten month period ended December 31, 2001.

     "ORDINARY SHARES" means the ordinary shares in the capital of Target, par value EURO 8 per share.

     "OWNED PROPERTIES" has the meaning specified in SECTION 3.9(a).

     "PARENT ENTITY" and "PARENT ENTITIES" have the meanings specified in the introductory paragraph to this Agreement.

     "PER SHARE CONSIDERATION" means the quotient of (a) the Purchase Price MINUS the Australian Amount over (b) 45,092,131 Ordinary Shares.

     "PERIMETER MALL" means that certain Target Property generally known as Perimeter Mall.

     "PERMITTED ENCUMBRANCES" has the meaning specified in SECTION 3.9(a).

     "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

     "PERSONAL PROPERTY" has the meaning specified in SECTION 3.9(j).

     "PROFORMA TAX RETURNS" has the meaning specified in SECTION 5.2(f).

     "PROPERTY AGREEMENTS" has the meaning specified in SECTION 3.9(d).

     "PROTOCOL" means the Distribution and Liquidation Protocol, dated the date hereof, among Purchasers, the Parent Entities and Target.

     "PURCHASE" has the meaning specified in the Recitals to this Agreement.

     "PURCHASE PRICE" has the meaning specified in SECTION 2.2(a).

     "PURCHASER" and "PURCHASERS" have the meanings specified in the introductory paragraph to this Agreement.

     "PURCHASER DESIGNEE" has the meaning specified in SECTION 2.1.

     "PURCHASER PARTIES" shall mean, collectively, the Purchasers and the Parent Entities.

     "PURCHASERS' REPRESENTATIVES" has the meaning specified in SECTION 5.3(a).

     "REDUCED BREAK-UP FEE EXPENSES" has the meaning specified in
SECTION 9.2(d).

     "REIT" means a real estate investment trust within the meaning of Section 856 of the Code.

     "RELEASE" means any past or present release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, leaching, dispersing, migrating, dumping or disposing into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Material through or into the air, soil, surface water, or groundwater.

     "RENT ROLL" has the meaning specified in SECTION 3.9(i).

     "RETAINED ASSETS" means the Purchase Price, any proceeds thereof, any rights of Target under the Transaction Documents and any equity interests in the Target Non-Purchased Entities.

     "ROPRO ASSETS" means those certain assets owned directly or indirectly by RoProperty Services BV, a private company with limited liability with its corporate seat in Rotterdam.

     "SAR" has the meaning specified in SECTION 5.7(d).

     "SEC" means the United States Securities and Exchange Commission.

     "SECTION 754 ELECTION" has the meaning specified in SECTION 5.6.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "745 PROPERTY" means that certain Target Property located at 745 Fifth Avenue, New York, New York.

     "SEVERANCE BASE" has the meaning specified in SECTION 5.7(a).

     "SEVERANCE PAYMENT" has the meaning specified in SECTION 5.7(a).

     "SHAREHOLDERS MEETING" has the meaning specified in SECTION 5.12(a).

     "SPACE LEASE" means any lease or other occupancy agreement affecting a Target Property.

     "SUBSIDIARY" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person)
(i) owns more than 50% of the voting stock or value of such corporation, partnership, limited liability company, joint venture or other legal entity, or
(ii) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

     "SUPERIOR PROPOSAL" has the meaning specified in SECTION 5.8.

     "TARGET" has the meaning specified in the introductory paragraph to this Agreement.

     "TARGET DISCLOSURE LETTER" means the disclosure letter dated as of the date of this Agreement and delivered to Purchasers in connection with the execution hereof.

     "TARGET EMPLOYEE BENEFIT PLANS" has the meaning specified in
SECTION 3.15(c) and are listed in Section 3.15 of Target Disclosure Letter.

     "TARGET EMPLOYMENT AGREEMENTS" has the meaning specified in
SECTION 3.15(r).

     "TARGET ERISA AFFILIATE" has the meaning specified in SECTION 3.15(a).

     "TARGET FILINGS" means the most recent Annual Report and Semi-Annual Report filed or published by Target with the Chamber of Commerce of Rotterdam prior to the date hereof.

     "TARGET FINANCIAL ADVISOR" means J.P. Morgan Securities Inc.

     "TARGET GROUND LEASES" has the meaning specified in SECTION 3.9(a).

     "TARGET INTANGIBLE PROPERTY" has the meaning specified in SECTION 3.18.

     "TARGET MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, properties, liabilities, financial condition or results of operations of Target and the Target Subsidiaries, taken as a whole, excluding the effect of
(i) general changes in the economy or financial markets of the United States or any other region outside of the United States, (ii) changes in Law that affect real estate investment trusts generally, unless such changes have a materially disproportionate effect, relative to other industry participants, on Target and the Target Subsidiaries, taken as a whole, and (iii) changes that affect the retail industry or retail real estate properties generally, unless such changes have a materially disproportionate effect, relative to other industry participants, on Target and the Target Subsidiaries, taken as a whole.

     "TARGET MINIMUM AMOUNT" has the meaning specified in SECTION 8.1(k).

     "TARGET NON-PURCHASED ENTITIES" means Target and the Target Subsidiaries which are not to be purchased by Purchasers pursuant to this Agreement and which are set forth on Schedule 1.1 to the Target Disclosure Letter.

     "TARGET NON-SUBSIDIARY ENTITY" means any Person in which Target or any Target Subsidiary owns, directly or indirectly, any equity or similar interests, or any interest convertible into or exchangeable or exercisable for any equity or similar interests, other than a Target Subsidiary, the Joint Ventures and any publicly traded entity in which Target or any Target Subsidiary beneficially owns less than one percent (1%) of any class or securities of such entity.

     "TARGET ORGANIZATIONAL DOCUMENTS" has the meaning specified in SECTION 3.1.

     "TARGET PENSION PLANS" has the meaning specified in SECTION 3.15(a).

     "TARGET PERMITS" has the meaning specified in SECTION 3.12.

     "TARGET PROPERTIES" has the meaning specified in SECTION 3.9(a).

     "TARGET PROPERTY OWNER" means, each Target Subsidiary and any other entity, other than the Joint Ventures, which directly owns any Target Property.

     "TARGET PROPERTY RESTRICTIONS" has the meaning specified in SECTION 3.9(b).

     "TARGET PURCHASED SUBSIDIARIES" means the Subsidiaries of Target which are to be purchased by Purchasers pursuant to this Agreement.

     "TARGET REPRESENTATIVES" has the meaning specified in SECTION 5.8.

     "TARGET SHAREHOLDER APPROVAL" means has the meaning specified in
SECTION 7.1(a).

     "TARGET SUBSIDIARIES" means all of the Subsidiaries of Target.

     "TARGET TANGIBLE PERSONAL PROPERTY" means all of the tangible property owned or leased by a Target Property Owner in, on, attached to, appurtenant to, or used in the operation or maintenance of, a Target Property, including, without limitation, any and all appliances, furniture, carpeting, draperies, curtains, tools and supplies, plans, specifications and drawings for such Target Property and Personal Property.

     "TAX" or "TAXES" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any foreign, U.S., state and local government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, alternative minimum tax, franchises, windfall or other profits, gross receipts, excess distributions, impositions, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, surtax, tax imposed under Article IV. B. Invoeringswet Inkomstenbelasting 2001, withholding, ad valorem, stamp, transfer, mortgage recording, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "TERMINATING PURCHASERS BREACH" has the meaning specified in
SECTION 8.1(f).

     "TERMINATING TARGET BREACH" has the meaning specified in SECTION 8.1(e).

     "TERMINATION DATE" has the meaning specified in SECTION 8.1(j).

     "TERRAPIN" has the meaning specified in the introductory paragraph to this Agreement.

     "TERRAPIN ACQUISITION SUB" has the meaning specified in the introductory paragraph to this Agreement.

     "THIRD PARTY" means any Person other than Purchasers and their respective Affiliates.

     "TRANSACTION DOCUMENTS" has the meaning specified in SECTION 3.3(a).

     "TRANSFER AND GAINS TAXES" means any real property transfer or gains, sales, use, transfer, mortgage recording, intangible, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement, together, with any related interests, penalties or additions to Tax.

     "TRIGGERED LOANS" means those loans identified as "Triggered Loans" in
SECTION 3.3 of the Target Disclosure Letter.

     "2001 INCENTIVE PROGRAM" has the meaning specified in SECTION 5.7(d).

     "2001 SAR PLAN" has the meaning specified in SECTION 5.7(d).

     "UNITED STATES GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

     "URBAN TAX INDEMNIFICATION AGREEMENT" means that certain Tax
Indemnification and Contest Agreement, dated as of November 8, 2000, among Urban Shopping Centers, L.P., Head Acquisition, L.P., Hexalon Real Estate, Inc. and the holders of Class A Common Units of Urban Shopping Centers, L.P. signatory thereto.

     "VOTING DEBT" shall mean bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of equity interests in Target, any Target Subsidiary or Purchasers, as applicable, may vote.

     "VOTING AND SUPPORT AGREEMENT" has the meaning specified in the Recitals to this Agreement.

     "VOTING TRUST" means Stichting RNA, a non-profit foundation having its registered seat in Rotterdam.

     "VOTING TRUST REDEMPTION" means the purchase from the Voting Trust of all of its shares of Target issued to the Voting Trust pursuant to the Agreement Regarding the Acquisition of Shares in Target, dated September 23, 2001, between Target and the Voting Trust, as in effect as of the date hereof.

     "WALLABY" has the meaning specified in the introductory paragraph to this Agreement.

     "WALLABY ACQUISITION SUB" has the meaning specified in the introductory paragraph to this Agreement.

     "WARN" has the meaning specified in SECTION 5.7(a).

     "WESTFIELD DESIGNEE" has the meaning specified in SECTION 5.12(a).

     SECTION 1.2. CONSTRUCTION. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including all exhibits and schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such exhibit or schedule. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine and neuter genders shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation".

                                   ARTICLE II

                  PURCHASE AND SALE; ASSUMPTION OF LIABILITIES

     SECTION 2.1. PURCHASE AND SALE OF ASSETS. On the terms and subject to the conditions set forth in this Agreement, Target shall (or shall cause the appropriate Target Subsidiary or Affiliate of Target or Target Subsidiary, as directed by Purchasers to), at the Closing, sell, assign, transfer, convey and deliver to Purchasers (or to one or more designees of Purchasers designated by Purchasers), and Purchasers (or to one or more designees of Purchasers designated by Purchasers (each a "PURCHASER DESIGNEE")) shall purchase, from Target (or the appropriate Target Subsidiary or Affiliate of Target or Target Subsidiary, as directed by Purchasers), on the Closing Date, the Assets.

     SECTION 2.2.   PURCHASE PRICE; MANNER OF PAYMENT.

          (a) The aggregate purchase price (the "PURCHASE PRICE") for the Assets shall be the cash sum of EURO 2,480,067,205 LESS the full amount of any distributions declared and paid or payable to Target's shareholders after the date hereof and prior to the Closing (including the

Ordinary Dividend) PLUS the Australian Amount PLUS the Additional Amount (as hereinafter defined). "ADDITIONAL Amount" means an amount in Euros equal to, if the Closing occurs on or after May 16, 2002, the product of (x) EURO622,642 TIMES (y) the number of days from and after May 1, 2002 until the Closing Date. The Australian Amount shall be paid to Target in respect of the Australian Interests or such other Assets as Purchasers designate (other than Assets owned directly or indirectly by Hexalon).

          (b) At the Closing, Purchasers shall pay to the applicable sellers of assets owned by Target or Target Subsidiaries their respective shares of the Purchase Price (as reflected in the final Pro Forma Tax Returns) by wire transfer in immediately available funds, to an account or accounts designated at least two (2) Business Days prior to the Closing Date by Target in a written notice to Purchasers.

          (c) The Purchase Price shall be denominated in EUROs and shall not be subject to any adjustment based on currency fluctuations.

     SECTION 2.3.   ASSUMPTION OF LIABILITIES.

          (a) On the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchasers and the Purchaser Designees shall assume, and thereafter pay and fully satisfy and perform when due in accordance with their respective terms, all liabilities and obligations of the Target Non-Purchased Entities, whether known or unknown, contingent or otherwise and whether arising or relating to any act or omission occurring before, on or after the Closing Date, other than the Excluded Liabilities and the H&T Assumed Liabilities (such liabilities being referred to herein collectively as the "ASSUMED LIABILITIES"), including without limitation, the following:

               (i) all obligations and liabilities of Target or any Target Subsidiary to indemnify and to maintain directors' and officers' liability insurance with respect to the directors, officers, employees, fiduciaries and agents of Urban Shopping Centers, Inc. and Urban Shopping Centers, L.P. to the extent required by Section 6.8 of that certain Agreement and Plan of Merger dated as of September 25, 2000, by and among Target, Hexalon, Head Acquisition, L.P., Head Acquisition, Corp., Urban Shopping Centers, Inc. and Urban Shopping Centers, L.P.;

               (ii) all obligations and liabilities of Hexalon, Urban Shopping Centers, L.P. and Head Acquisition, L.P. pursuant to the Urban Tax Indemnification Agreement; and

               (iii) all obligations and liabilities in respect of Assumed Taxes in accordance with ARTICLE VI hereof.

          (b) Notwithstanding the foregoing, Purchasers, the Purchaser Designees and the Parent Entities shall not assume or be bound by any of the following liabilities or obligations of Target or any of the Target Non-Purchased Entities (the "EXCLUDED LIABILITIES"):

               (i) except as provided in Section 2.3(b)(ii), liabilities that arise after the Closing Date in respect of (A) any operations or activities of any Target Non-Purchased Entity that occur after the Closing Date or (B) any Retained Assets;

               (ii) liabilities that arise from any act or omission of any agent, officer, managing or supervisory director or employee of Target or any Target Non-Purchased Entity that occurs after the Closing Date, other than liabilities (other than Excluded Taxes) that arise out of the good faith actions of any agent, officer, employee or managing or supervisory director of any Target Non-Purchased Entity taken, and reasonably necessary to effect the distribution of the Purchase Price to Target's shareholders in accordance with the terms and conditions of the Protocol;

               (iii) all obligations and liabilities in respect of Excluded Taxes; and

               (iv) (A) Sections 4.5(d) and 7.5 of the Third Amended and Restated Agreement of Limited Partnership of Urban Shopping Centers, L.P. and the related undertakings by Hexalon and Target, (B) Section 10.1 of the Amended and Restated General Partnership Agreement of KI-Kravco Associates, by and among Kravco, Inc. and HRE Kravco II, Inc., dated November 12, 1998; and Section 10.1 of the Third Amended and Restated General Partnership Agreement of Kravco Company, by and among Kravco, Inc. and RNA- Kravco III, Inc., dated November 12, 1998 and (C) any other covenants restricting the ability of any Target Non-Purchased Entity from conducting business in any manner or location (clauses (A), (B) and (C) collectively, the "NON-FINANCIAL COVENANTS").

     SECTION 2.4. CLOSING. Subject to the terms and conditions of this Agreement, the purchase and sale of the Assets shall take place at a closing (the "CLOSING") to be held at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York at 10:00 A.M. eastern time on the date which is two (2) Business Days after the date on which the conditions set forth herein with respect thereto shall be satisfied or duly waived, or at such other place or at such other time or on such other date as Target and Purchasers may mutually agree upon in writing (the day on which the Closing takes place being the "CLOSING DATE").

     SECTION 2.5. CLOSING DELIVERIES BY TARGET. At the Closing, Target shall deliver or cause to be delivered to Purchasers or their designees:

          (a) With respect to the Assets that are capital stock, stock certificates evidencing the same duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form and substance satisfactory to Purchasers;

          (b) With respect to Assets other than capital stock, a bill of sale, such deeds and any other documents as are necessary to effect the transfer of such Assets to Purchasers (or to Purchaser Designees) in a manner and in form and substance satisfactory to Purchasers;

          (c) an assumption agreement effecting Purchasers' and the Purchaser Designees' assumption of the Assumed Liabilities in form and substance satisfactory to Target (the "ASSUMPTION AGREEMENT");

          (d) an assumption agreement effecting Hoosier and Terrapin's assumption of the H&T Assumed Liabilities in form and substance satisfactory to Target (the "H&T ASSUMPTION AGREEMENT");

          (e)   the Necessary Consents required to be delivered pursuant to
SECTION 7.1(d); and

          (f)   the Books and Records.

     SECTION 2.6. CLOSING DELIVERIES BY PURCHASERS. At the Closing, Purchasers shall deliver or cause to be delivered to Target:

          (a)   the Purchase Price in the manner and denomination described in
SECTION 2.2;

          (b)   the Assumption Agreement; and

          (c)   the H&T Assumption Agreement.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF TARGET

     As an inducement to the Purchaser Parties to enter into this Agreement, Target hereby represents and warrants to the Purchaser Parties as follows (PROVIDED, that for purposes of Article III only, each Target Non-Subsidiary Entity shall be deemed to be a Target Subsidiary except that each representation and warranty as to such Target Non-Subsidiary Entity shall only be made to the Knowledge of Target; PROVIDED, FURTHER, that notwithstanding anything herein to the contrary, Target does not make any representations and warranties regarding the Joint Ventures other than in Section 3.4(b) and Section 3.10 as to the ownership of the JV Interests):

     SECTION 3.1. ORGANIZATION, STANDING AND CORPORATE POWER OF TARGET. Target is a corporation duly incorporated and validly existing under Dutch Law and has the requisite corporate power, authority and all necessary government approvals or licenses to own, lease and operate its properties and to carry on its business as now being conducted. Target is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect. Target has heretofore made available to Purchasers complete and correct copies of Target's articles of association (the "TARGET ORGANIZATIONAL DOCUMENTS"). The Target Organizational Documents are in full force and effect as of the date hereof. Each jurisdiction in which Target is qualified or licensed to do business is identified in Section
3.1 of the Target Disclosure Letter.

     SECTION 3.2.   TARGET SUBSIDIARIES.

          (a) Each Target Subsidiary that is a corporation is duly incorporated, validly existing and, where applicable, in good standing under the Laws of its jurisdiction of incorporation and has the requisite corporate power, authority and all necessary government approvals and licenses to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such approvals or licenses, individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect. All outstanding shares of stock of each Target Subsidiary that is a corporation have been duly authorized, are validly issued, fully paid and nonassessable, and are not subject to any rights of first offer, rights of first refusal, tag-along rights or any other preemptive rights and are owned by Target and/or another Target Subsidiary and, except as disclosed in Section 3.2(a) of the Target Disclosure Letter, are so owned free and clear of all Encumbrances.

          (b) Each Target Subsidiary that is a partnership, limited liability company or trust is duly organized, validly existing and, where applicable, in good standing under the Laws of its jurisdiction of organization and has the requisite power, authority and all necessary government approvals and licenses to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such approvals or licenses, individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect. All equity interests in each Target Subsidiary that is a partnership, limited liability company, trust or other entity have been duly authorized and are validly issued and are owned by Target and/or another Target Subsidiary and, except as disclosed in Section 3.2(b) of the Target Disclosure Letter, are so owned free and clear of all Encumbrances.

          (c) Each Target Subsidiary is duly qualified or licensed to do business and is, where applicable, in good standing in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect.

          (d) Except as set forth in Section 3.2(d) of the Target Disclosure Letter, there are no outstanding options, warrants or other rights to acquire ownership interests from any Target Subsidiary. Target has heretofore made available to Purchasers complete and correct copies of the charter, by-laws, partnership agreements, operating agreements or other organizational documents of each of the Target Subsidiaries, each as amended to date, and each such instrument or agreement is in full force and effect as of the date hereof.
Section 3.2(d) of the Target Disclosure Letter sets forth (i) all Target Subsidiaries and their respective jurisdictions of incorporation or organization, (ii) each owner and the respective amount of such owner's equity interest in each Target Subsidiary and (iii) a list of each jurisdiction in which each Target Subsidiary is qualified or licensed to do business and each assumed name under which each such Target Subsidiary conducts business in any jurisdiction. Except as set forth in Section 3.2(d) of the Target Disclosure Letter, Target does not directly or indirectly own any equity or similar interests in any other Person, or any interest convertible into or exchangeable or exercisable for any equity or similar interests in any other Person.

     SECTION 3.3.   AUTHORITY; NO VIOLATIONS; CONSENTS AND APPROVAL.

          (a) Target has all requisite corporate power and authority to enter into this Agreement and all other documents to be executed by Target in connection with the transactions contemplated hereby, and by the Protocol and by the Voting and Support Agreement (collectively, the "TRANSACTION DOCUMENTS") and to consummate the transactions contemplated hereby and thereby, subject, solely with respect to the consummation of the Purchase and the Distribution, to receipt of the Target Shareholder Approval. Each Target Subsidiary that is a party to any Transaction Document has all requisite power and authority to enter into such Transaction Document and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Target and each applicable Target Subsidiary, subject, solely with respect to the consummation of the Purchase, to receipt of the Target Shareholder Approval. The Transaction Documents have been duly executed and delivered by Target and each applicable Target Subsidiary and constitute legal, valid and binding obligations of Target and each applicable Target Subsidiary, enforceable against Target and each Target Subsidiary in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

          (b) Except as set forth in Section 3.3(b) of the Target Disclosure Letter, the execution and delivery of the Transaction Documents by Target and each applicable Target Subsidiary do not, and the consummation of the transactions contemplated hereby or thereby, and compliance with the provisions hereof or thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation, or the loss of a material benefit under, or give rise to a right of purchase, first offer or forced sale, under, result in the creation of any Encumbrance upon any of the properties or assets of Target or any of the Target Subsidiaries under, require the consent or approval of any third party or otherwise result in a material detriment or default to Target or any of the Target Subsidiaries under, any provision of (i) the Target Organizational Documents or any provision of the comparable charter or organizational documents (including any operating agreement or limited partnership agreement) of any Target Subsidiary, (ii) any loan or credit agreement or note, except for the Triggered Loans or any bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Target or any Target Subsidiary, or their respective properties or assets or any guarantee by Target or any Target Subsidiary of any of the foregoing, (iii) any joint venture or other ownership arrangement or any Material Contract or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in SECTION 3.3(c) are duly and timely obtained or made and the Target Shareholder Approval has been obtained, any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Target or any Target Subsidiary, or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, Encumbrances or detriments that, individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect.

          (c) Except as set forth in Section 3.3(c) of the Target Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required by or on behalf of Target or any of the Target Subsidiaries in connection with the execution and delivery of the Transaction Documents by Target and each of the applicable Target Subsidiaries or the consummation by Target or the applicable Target Subsidiaries of the transactions contemplated hereby or thereby, except for: (i) the filings, approvals, consents and confirmations expressly contemplated by the Protocol; (ii) such filings and approvals as may be required by any applicable Environmental Laws as more specifically described in Section 3.3 of the Target Disclosure Letter; (iii) the filing, if applicable, of a pre-merger notification and report by Target under the HSR Act, and the expiration or termination of the applicable waiting period thereunder; and
(iv) any such consent, approval, order, authorization, registration, declaration, filing or permit that the failure to obtain or make individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect.

     SECTION 3.4.   CAPITAL STRUCTURE.

          (a) The authorized capital of Target consists of 219,656,590 Ordinary Shares, of which 14,700,000 Ordinary Shares are held by the Voting Trust and 45,092,131 Ordinary Shares are held by other holders and are issued and outstanding.

          (b) Except as set forth in Section 3.4(b) of the Target Disclosure Letter, Target or the applicable Target Subsidiary owns all Assets (including the equity interests in the Joint Ventures (the "JV INTERESTS")), free and clear of any Encumbrance, preemptive rights, call rights, assessments or other adverse interest of any kind or nature whatsoever; PROVIDED, HOWEVER, that no representation under this Section 3.4(b) is made with respect to the 745 Property or Perimeter Mall.

          (c)   Except as set forth in Sections 3.4(a) hereof or in
Section 3.4(c) of the Target Disclosure Letter, there are issued and outstanding or reserved for issuance: (i) no Ordinary Shares, shares of stock, Voting Debt or other voting securities of Target; (ii) no restricted shares of Target or any Target Subsidiary, performance share awards or dividend equivalent rights relating to the equity interests of Target or any Target Subsidiary, (iii) no securities of Target or any Target Subsidiary or securities or assets of any other entity convertible into or exchangeable for Ordinary Shares, shares of stock, Voting Debt or other voting securities of Target or any Target Subsidiary; and (iv) no subscriptions, options, warrants, conversion rights, stock appreciation rights, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which Target or any Target Subsidiary is a party or by which it is bound in any case obligating Target or any Target Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional Ordinary Shares, shares of stock, Voting Debt or other voting securities of Target or of any Target Subsidiary, or obligating Target or any Target Subsidiary to grant, extend or enter into any such subscription, option, warrant, conversion right, stock appreciation right, call, right, commitment, arrangement or agreement. All outstanding Ordinary Shares and other shares of stock of Target and each Target Subsidiary are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right.

          (d) Except as set forth in Section 3.4(d) of the Target Disclosure Letter, all dividends or distributions on securities of Target or any Target Subsidiary that have been declared or authorized prior to the date of this Agreement have been paid in full.

          (e)   Except for the Transaction Documents and except as set forth in
Section 3.4(e) of the Target Disclosure Letter, there are not any (i) stockholder agreements, voting trusts, proxies or other agreements or understandings relating to the voting of any shares of stock of Target or
(ii) agreements or understandings relating to the sale or transfer (including agreements imposing transfer restrictions) of any Ordinary Shares of Target or any ownership interests in any Target Subsidiary, to which Target or any Target Subsidiary is a party or by which it is bound. Except as set forth in
Section 3.4(e) of the Target Disclosure Letter, there are no restrictions on Target's ability to vote the equity interests of any of the Target Subsidiaries.

          (f) Except as set forth in Section 3.4(f) of the Target Disclosure Letter, no holder of securities in Target or any Target Subsidiary has any right to have such securities registered by Target or any Target Subsidiary, as the case may be.

          (g) Except as set forth in Section 3.4(g) of the Target Disclosure Letter, there are not any Target Subsidiaries in which any officer or director of Target or any Target Subsidiary owns any stock or other securities. There are no agreements or understandings between Target or any Target Subsidiary and any Person that could cause such Person to be treated as holding any stock or security in Target or any Target Subsidiary as an agent for, or nominee of, Target or any Target Subsidiary.

          (h) Other than equity interests in the Target Non-Purchased Entities, Target does not directly hold any equity interests in any Person which is not listed on EXHIBIT A hereto.

     SECTION 3.5.   FINANCIAL STATEMENTS.

     The audited consolidated balance sheet of Target and its Subsidiaries as of February 28, 2001, the unaudited balance sheet of the Target and its Subsidiaries as of August 31, 2001 and the audited balance sheet of Hexalon as of December 31, 2000 fairly present the financial position of Target and its Subsidiaries, and Hexalon, as the case may be, as of the dates thereof, and the related statements of income, retained earnings and changes in financial position for the fiscal periods ended on such dates fairly present the results of operations and changes in financial position of Target and its Subsidiaries and Hexalon, as the case may be, for the respective periods indicated. All such financial statements of Target, including the schedules and notes thereto, if any, were prepared in accordance with Dutch GAAP applied consistently throughout the periods involved, except that the unaudited financial statements may not be in accordance with Dutch GAAP because of the absence of footnotes normally contained therein and are subject to normal year-end adjustments which in the aggregate will not be material. All such financial statements of Hexalon, including the schedules and notes thereto, if any, were prepared in accordance with United States GAAP applied consistently throughout the periods involved, except as noted therein and the absence of footnotes normally contained therein and are subject to normal year-end adjustments which in the aggregate will not be material.

     SECTION 3.6.   [INTENTIONALLY OMITTED]

     SECTION 3.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed or reflected in the Target Filings filed prior to the date of this Agreement or as disclosed in Section 3.7 of the Target Disclosure Letter, since February 28, 2001, Target and the Target Subsidiaries have conducted their business only in the ordinary course and there has not been:

          (a) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Target's ordinary shares;

          (b) any amendment of any term of any outstanding equity security of Target or any Target Subsidiary;

          (c) any repurchase, redemption or other acquisition by Target or any Target Subsidiary of any outstanding ordinary shares or other equity securities of, or other ownership interests in, Target or any Target Subsidiary;

          (d) any change in any method of accounting or accounting practice or any material change in any tax method or election by Target or any Target Subsidiary;

          (e) any amendment of any employment, consulting, severance, incentive stock, deferred compensation, bonus, retirement, retention or any other agreement between (i) Target or any Target Subsidiary, on the one hand and
(ii) any officer or director of Target or any Target Subsidiary, on the other hand;

          (f) any change, event, effect, damage, destruction or loss relating to the business or operations of Target or any Target Subsidiary that has had, or would reasonably be expected to have, a Target Material Adverse Effect; or

          (g) any split, combination or reclassification of any of Target's stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its stock or any issuance of an ownership interest in, any Target Subsidiary.

     SECTION 3.8. ENVIRONMENTAL MATTERS. Except as disclosed in Section 3.8 of the Target Disclosure Letter and except as would not have a Target Material Adverse Effect:

          (a) No judicial, administrative or compliance order has been issued that is still in effect, no complaint has been filed that has not been resolved without further obligation, no penalty has been assessed that has not been paid and no investigation or review is pending or, to the Knowledge of Target, threatened by any Governmental Entity with respect to any alleged failure by Target or any Target Subsidiary to comply with any Environmental Law, including any alleged failure to have any Target Permit required under any Environmental Law, or with respect to any treatment, storage, recycling, transportation, disposal, Release or threatened

Release by or on behalf of Target or any Target Subsidiary, or on any property owned, operated or leased by Target or any Target Subsidiary, of any Hazardous Material;

          (b) Neither Target nor any Target Subsidiary nor, to the Knowledge of Target, any owner or lessee of any property owned, operated or leased by Target or any Target Subsidiary, has used, generated, stored, treated or handled any Hazardous Material on such property, except in compliance with Environmental Laws. In addition: (i) there are no asbestos-containing materials present on, in or under any property owned, leased or operated by Target or any Target Subsidiary, (ii) there are no PCBs present on, in or under any property owned, leased or operated by Target or any Target Subsidiary and (iii) there are no underground storage tanks, active or abandoned, used for the storage of Hazardous Materials currently present on, in or under any property owned, leased or operated by Target or any Target Subsidiary, except in each case where in compliance with Environmental Laws;

          (c) Target and the Target Subsidiaries have not received notice of a claim, investigation, litigation, proceeding, notice of violation, complaint, or request for information that has not been resolved without further obligation, to the effect that it is or may be liable to a third party, including a Governmental Entity, as a result of a Release or threatened Release of a Hazardous Material, including exposure to any Hazardous Material, at any property currently or formerly owned, leased or operated by Target or a Target Subsidiary, and to the Knowledge of Target, there is no reasonable basis for such claim, investigation, litigation, proceeding, notice of violation, complaint, or request for information;

          (d) None of Target, any Target Subsidiary and, to the Knowledge of Target, any Third Party has transported or arranged for the transportation of any Hazardous Material to any location which is the subject of any action, suit or proceeding that could be reasonably expected to result in claims against Target or any Target Subsidiary related to such Hazardous Material for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under CERCLA and, to the Knowledge of Target, there is no reasonable basis for such claim. To the Knowledge of Target, all Hazardous Material which has been removed from any property owned, leased, or operated by Target or any Target Subsidiary has been handled, transported and disposed of in compliance with Environmental Laws and by handlers, transporters and to facilities maintaining all required permits and licenses;

          (e) There are no Encumbrances threatened or attached to any Target Property arising under or pursuant to any applicable Environmental Law, and no action of any Governmental Entity has been taken or, to the Knowledge of Target, is in process which could subject any of such properties to such Encumbrances;

          (f) Neither Target nor any Target Subsidiary has entered into any agreement to provide indemnification to any Third Parties pursuant to Environmental Laws in relation to any property or facility currently or previously owned, leased or operated by Target or a Target Subsidiary, other than indemnity agreements in favor of lenders entered into in connection with any loan or credit agreements;

          (g) Neither Target nor any Target Subsidiary has in its possession or control or knows of the existence of any environmental assessment or investigation reports prepared

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within the last four years that have not been provided to Purchasers prior to the execution of this Agreement;

          (h) Each of the Target Properties and operations conducted thereon is in compliance with all Environmental Laws and Target and all Target Subsidiaries are in compliance with all Environmental Laws applicable to any of their owned or leased properties; and

          (i) There has been no Release or threatened Release of Hazardous Material in violation of any Environmental Law or which would reasonably be expected to result in liability on any property owned, leased or operated by Target or any Target Subsidiary or, to the Knowledge of Target, on adjacent parcels of real estate.

     SECTION 3.9.   PROPERTIES.

          (a) Except as listed in Section 3.9(a) of the Target Disclosure Letter, Target or a Target Property Owner owns fee simple title to each of the real properties (or the applicable portion thereof) described on Section 3.9(a) of the Target Disclosure Letter as being owned in fee (collectively, the "OWNED PROPERTIES"). Except as listed in Section 3.9(a) of the Target Disclosure Letter, Target or a Target Property Owner has a valid leasehold interest in each of the real properties (or the applicable portion thereof) described on
Section 3.9(a) of the Target Disclosure Letter as being ground (or air-rights) leases or subleases (collectively, the "LEASED PROPERTIES" and, together with the Owned Properties, collectively, the "TARGET PROPERTIES") pursuant to those certain ground (or air-rights) leases or subleases (together with any amendments thereto, collectively, the "TARGET GROUND LEASES") described on Section 3.9(a) of the Target Disclosure Letter. The Target Properties are all of the real properties owned or leased by Target and the Target Property Owners. The interests of Target and the Target Property Owners in the Target Properties are good, marketable and insurable and the same are owned free and clear of Encumbrances except for (i) indebtedness for money borrowed and other matters specifically identified in Section 3.9(a) of the Target Disclosure Letter,
(ii) inchoate Encumbrances imposed for construction work in progress described on Section 3.9(a) of the Target Disclosure Letter or otherwise incurred in the ordinary course of business that do not adversely affect in any material respects the use or operation of the applicable Target Property (together with clause (i), the "PERMITTED ENCUMBRANCES"), (iii) Space Leases, reciprocal easement agreements and all matters disclosed on the existing title policies which were previously provided (or made available) to Purchaser ("EXISTING TITLE POLICIES"), matters as would be disclosed on current title reports or surveys that arise in the ordinary course and do not adversely affect in any material respects the use or operation of the applicable Target Property or as disclosed in Section 3.9(a) of the Target Disclosure Letter and (iv) real estate Taxes and special assessments not yet due and payable (except as is being contested in good faith by appropriate proceedings and for which a reserve in accordance with United States GAAP has been set forth in Section 3.9(a) of the Target Disclosure Letter and on the books of Target or a Target Property Owner, as applicable).

          (b) Except as listed in Section 3.9(b) of the Target Disclosure Letter or which, individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect, the Target Properties are not subject to any rights of way, restrictive covenants, written agreements, Laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "TARGET PROPERTY RESTRICTIONS"), except for (i) Target Property Restrictions imposed or promulgated by Law with respect to real property, including zoning regulations,
(ii) the Space Leases, (iii) all matters disclosed on the Existing Title Policies, matters as would be disclosed on current title reports or surveys that arise in the ordinary course and do not adversely affect in any material respects the use or operation of the applicable Target Property or as disclosed in Section 3.9(b) of the Target Disclosure Letter and (iv) real estate Taxes and special assessments not yet due and payable. Except as listed in Section 3.9(b) of the Target Disclosure Letter or which, individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect,
(i) each Target Property complies with the Target Property Restrictions,
(ii) neither Target nor any Target Property Owner, nor, to the Knowledge of Target, any other party, is currently in default or violation of any Target Property Restriction and (iii) no event has occurred which, with due notice or lapse of time or both, would constitute a default thereunder.

          (c) Except as listed in Section 3.9(c) of the Target Disclosure Letter, valid policies of title insurance have been issued insuring Target's or a Target Property Owner's fee simple title or leasehold estate to the Target Properties except as noted therein, and, to the Knowledge of Target, such policies are in full force and effect and no claim has been made against any such policy.

          (d) Except as listed in Section 3.9(d) of the Target Disclosure Letter or which, individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect, to the Knowledge of Target, there is no certificate, permit or license from any Governmental Entity having jurisdiction over any of the Target Properties or any agreement (including without limitation any reciprocal easement agreement), easement or any other right which is necessary to permit the current use and operation of the buildings and improvements on any of the Target Properties or which is necessary to permit the current use and operation of all driveways, roads and other means of egress and ingress to and from any of the Target Properties (collectively, the "PROPERTY AGREEMENTS") that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same. Except as listed in Section 3.9(d) of the Target Disclosure Letter or which, individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect, (i) neither Target nor any Target Property Owner, nor to the Knowledge of Target, any other party, is currently in default or violation of any Property Agreement and (ii) to the Knowledge of Target no event has occurred which, with due notice or lapse of time or both, would constitute a default or violation thereunder.

          (e) Except as listed in Section 3.9(e) of the Target Disclosure Letter or which, individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect, neither Target nor any Target Property Owner has received written notice of any violation of any federal, state or municipal Law, ordinance, order, regulation or requirement affecting any portion of any of the Target Properties issued by any Governmental Entity that has not been heretofore remedied.

          (f) Except as listed in Section 3.9(f) of the Target Disclosure Letter or which, individually or in the aggregate, would not reasonably be expected to have a Target Material

Adverse Effect, neither Target nor any Target Property Owner has received written notice to the effect that there are any, and there are no, (i) condemnation or rezoning or proceedings that are pending or, to the Knowledge of Target, threatened with respect to any portion of any of the Target Properties; or (ii) zoning, building, land-use, fire, safety and signage or other applicable Laws (including, without limitation, the American With Disabilities Act) or orders that are presently being violated or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Target Properties or by the continued maintenance, operation or use of the parking areas.

          (g) Except as listed in Section 3.9(g) of the Target Disclosure Letter, neither Target nor any Target Property Owner is obligated under any option, right of first refusal or other contractual right to sell, dispose of or lease any of the Target Properties or other personal property or any portion thereof or interest therein to any Person other than Purchasers.

          (h) Each Target Ground Lease is valid, binding and enforceable against Target (or any Target Property Owner, as applicable) and, to the Knowledge of Target, the other parties thereto in accordance with its terms, and is in full force and effect. Except as listed in Section 3.9(h) of the Target Disclosure Letter or which, individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect, (i) Target has performed all obligations required to be performed by it to date under each of the Target Ground Leases and (ii) neither Target nor any Target Property Owner, nor to the Knowledge of Target, any other party, is in default under any Target Ground Lease (and no event has occurred which, with due notice or lapse of time or both, would constitute such a default). Target has delivered (or made available) to Purchaser a true, correct and complete copy of each Target Ground Lease and all amendments thereto. No option has been exercised under any of such Target Ground Leases, except options whose exercise has been evidenced by a written document as described in Section 3.9(h) of the Target Disclosure Letter, a true, complete and accurate copy of which has been delivered to Purchaser with the corresponding Target Ground Lease.

          (i) The rent roll for each of the Target Properties as of November 30, 2001 (collectively, the "RENT ROLL") has been provided or made available to Purchasers. Except as disclosed in Section 3.9(i) of the Target Disclosure Letter and for discrepancies that, either individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect, the information set forth in the Rent Roll is true, correct and complete as of the date thereof. Except as disclosed in Section 3.9(i) of the Target Disclosure Letter, neither Target nor any Target Property Owner, on the one hand, nor, to the Knowledge of Target, any other party, on the other hand, is in default under any Anchor Tenant Lease which, individually or in the aggregate, would reasonably be expected to result in a Target Material Adverse Effect.

          (j) Except as set forth in Section 3.9(j) of the Target Disclosure Letter or which, individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect, Target and each of the Target Property Owners have good and sufficient title to, or are permitted to use under valid and existing leases, all their personal and non-real properties and assets (collectively, the "PERSONAL PROPERTY") reflected in their books and records as being owned by them (including those reflected in the consolidated balance sheet of Target as of February 28, 2001, except as since sold or otherwise disposed of in the ordinary course of business) or used by them in the ordinary course of business, free and clear of all liens and encumbrances, except such as are reflected on the consolidated balance sheet of Target as of February 28, 2001, and the notes thereto, and except for liens for current Taxes not yet due and payable, and liens or encumbrances which are normal to the business of Target and the Target Property Owners and are not, in the aggregate, material in relation to the assets of Target on a consolidated basis and except also for such imperfections of title or leasehold interest, easement and encumbrances, if any, as do not materially interfere with the present use of the properties subject thereto or affected thereby, or as would not otherwise reasonably be expected to cause a Target Material Adverse Effect.

          (k) Except as set forth in Section 3.9(k) of the Target Disclosure Letter or which, individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect, there are no pending CAM or similar audits by any Third Party.

     SECTION 3.10. NO UNDISCLOSED MATERIAL LIABILITIES. Except as disclosed in the Target Filings or as set forth in Section 3.10 of the Target Disclosure Letter or as otherwise would not reasonably be expected to have a Target Material Adverse Effect, there are no liabilities of Target or any Target Subsidiaries, whether accrued, contingent, absolute or determined, other than:
(i) liabilities adequately provided for on the balance sheet of Target dated as of February 28, 2001 (including the notes thereto) contained in the Annual Accounts for the fiscal year ended February 28, 2001 of Target or
(ii) liabilities incurred in the ordinary course of business subsequent to February 28, 2001.

     SECTION 3.11. NO DEFAULT. Except as set forth in Section 3.11 of the Target Disclosure Letter, neither Target nor any of the Target Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of:

          (a) the Target Organizational Documents or the comparable charter or organizational documents (including any operating agreement or limited partnership agreement) of any of the Target Subsidiaries,

          (b) any loan or credit agreement or note, including, but not limited to, the Triggered Loans or any bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which Target or any of the Target Subsidiaries is now a party or by which Target or any of the Target Subsidiaries or any of their respective properties or assets is bound, or

          (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Target or any of the Target Subsidiaries, except, in the case of clauses (b) and (c), for defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect.

     SECTION 3.12. COMPLIANCE WITH APPLICABLE LAWS. Target and the Target Subsidiaries hold all permits, licenses, certificates, registrations, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "TARGET PERMITS"), except where the failure so to hold, individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect. Target and the Target Subsidiaries are in compliance with the terms of Target Permits, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect. Except as disclosed in the Target Filings and as would not reasonably be expected to have a Target Material Adverse Effect, the businesses of Target and the Target Subsidiaries are not being conducted in violation of any Law (other than Environmental Laws (as to which, representations are made in Section 3.8 hereof)) of any Governmental Entity. No investigation or review by any Governmental Entity with respect to Target or any of the Target Subsidiaries is pending and of which Target has Knowledge or, to the Knowledge of Target, is threatened, other than those the outcome of which, individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect.

     SECTION 3.13. LITIGATION. Except (i) as set forth in Section 3.13 of the Target Disclosure Letter, (ii) litigation related to environmental matters, including without limitation any matters arising under Environmental Laws (as to which, representations are made in Section 3.8 hereof) and (iii) for routine litigation arising from the ordinary course of business of Target and the Target Subsidiaries which are adequately covered by insurance, there is no litigation, arbitration, claim, investigation, suit, action or proceeding pending in which service of process has been received by an employee of Target or, to the Knowledge of Target, threatened against or affecting Target or any Target Subsidiary that, individually or in the aggregate, would reasonably be expected to have a Target Material Adverse Effect, nor is there any judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Target or any Target Subsidiary of which Target has Knowledge and which would reasonably be expected to, individually or in the aggregate, have a Target Material Adverse Effect.

     SECTION 3.14. TAXES. Except as set forth in Section 3.14 of the Target Disclosure Letter:

          (a) Target and each Target Subsidiary has timely filed all Tax Returns required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so or otherwise permitted by Law). Each such Tax Return is true, correct and complete in all material respects. Target and each Target Subsidiary has paid, within the time and in the manner prescribed by Law, all Taxes that are due and payable. The most recent financial statements contained in the Target Filings and the financial statements of Hexalon filed prior to the date of this Agreement reflect an adequate reserve or accrued liabilities or expenses for all Taxes due and payable by Target and the Target Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Target has established on its books and records reserves or accrued liabilities or expenses that are adequate for the payment of all Taxes for which Target or any Target Subsidiary is liable but are not yet due and payable. No deficiencies for Taxes have been asserted or assessed in writing by a Governmental Entity against Target or any Target Subsidiary, including claims by any Governmental Entity in a jurisdiction where Target or any Target Subsidiary does not file Tax Returns and no requests for waivers of the time to assess any such Taxes have been granted and remain in effect or are pending.

          (b) All Taxes which Target or the Target Subsidiaries are required by Law to withhold or collect, including Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and sales, gross receipts and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Entities or are held in separate bank accounts for such purpose. There are no Encumbrances for Taxes upon the assets of the Target Subsidiaries except for statutory Encumbrances for Taxes not yet due.

          (c) The Tax Returns of Target and any Target Subsidiary have not been audited by any taxing authority and there are no audits by and contests with any taxing authority currently being conducted with regard to Taxes or Tax Returns of Target, any Target Subsidiary and any Target Non-Purchased Entity and, to the Knowledge of Target, there are no audits pending with or proposed by any taxing authority with respect to any Taxes or Tax Returns.

          (d) None of Target or the Target Subsidiaries have any liability for the Taxes of any Person other than Target or the Target Subsidiaries and Target and the Target Subsidiaries do not have any liability for the Taxes of any Person other than Target or the Target Subsidiaries either (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign
Law) or (ii) to the Knowledge of Target as a transferee or successor.

          (e) Each Target Subsidiary that is a U.S. corporation has disclosed to the IRS all positions taken on their federal income Tax Returns which could give rise to a substantial understatement of Tax under Section 6662 of the Code.

          (f) Based on the assumptions as to purchase price allocations to specific assets provided by the Purchasers' and as set forth in the Pro Forma Tax Returns, the consummation of the transactions contemplated by this Agreement and the Transaction Documents will not result in any Taxes being payable by any Target, any Target Subsidiary, any Target Non-Purchased Entity or any Purchaser to any Governmental Entity, except for (i) Excluded Taxes, (ii) Transfer and Gain Taxes not exceeding $15,000,000 in the aggregate and (iii) other Taxes in an aggregate amount not to exceed $3,000,000.

          (g) Target (i) has been subject to taxation as a BI within the meaning of Article 28 of the Netherlands Corporate Income Tax Act of 1969, as amended, commencing with the first taxable year of its operations, and has satisfied all requirements to qualify as a BI for such year and each year thereafter, (ii) has operated, and intends to continue to, operate in such manner as to qualify as a BI until the Closing and until the time the proceeds from the proceeds from the Purchase are distributed to the shareholders of Target in accordance with the Protocol.

          (h) Hexalon (i) has been subject to taxation as a REIT within the meaning of Section 856 of the Code commencing with the first taxable year of its operations, and has satisfied all requirements to qualify as a REIT for such year and each year thereafter, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending December 31, 2001, and thereafter until the Closing and has no liability for taxes under Section 11, 857(b), 860(c) or 4981 of the Code and (iii) has not taken or omitted to take any action which would reasonably be expected to
(A) result in any rents paid by the tenants of the Properties to be excluded from the definition of "rents from real property" under Section 856(d)(2)(C) of the Code, or (B) otherwise result in a challenge to its status as a REIT, and no such challenge is pending or, to the Knowledge of Target is threatened. Each Subsidiary of Hexalon and any Person Hexalon owns an interest in which is a partnership, joint venture or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation or ignored as a separate entity, as the case may be, and (ii) has not since its formation owned any assets (including, without limitation, securities) that would cause Hexalon to violate Section 856(c)(4) of the Code. Each Subsidiary of Hexalon which is a corporation or treated as an association taxable as a corporation and any Person in which Hexalon owns 10% or more, by vote or by value, of such Person's outstanding securities, is a qualified REIT subsidiary under Section 856(i) of the Code or a taxable REIT subsidiary under Section 856(l) of the Code.

          (i) Except as set forth in the Urban Tax Indemnification Agreement, neither Target nor any Target Subsidiary has entered into or is subject, directly or indirectly, to any "Tax Protection Agreements." As used herein, a Tax Protection Agreement is an agreement, oral or written, (A) that has as one of its purposes to permit a person or entity to take the position that such person or entity could defer federal taxable income that otherwise might have been recognized upon a transfer of property to the Target Partnership or any other Target Subsidiary that is treated as a partnership for federal income tax purposes, and (B) that (i) prohibits or restricts in any manner the disposition of any assets of Target or any Target Subsidiary, (including, without limitation, requiring Target or any Target Subsidiary to indemnify any person for any tax liabilities resulting from any such disposition), (ii) requires that Target or any Target Subsidiary maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the Target Properties, or
(iii) requires that Target or any Target Subsidiary offer to any person or entity at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of Target or any Target Subsidiary.

          (j) Neither Target nor any Target Subsidiary is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement (other than Urban Tax Indemnification Agreement), including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses, or has a potential liability or obligation as a result of or pursuant to any such agreement, contract, arrangement or commitment. No closing agreement pursuant to section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign has been entered into by or on behalf of the Target or any Subsidiary. No power of attorney or similar document which is currently in force has been granted by Target or any Target Subsidiary with respect to any matter relating to Taxes.

     SECTION 3.15.  PENSION AND BENEFIT PLANS; ERISA. Except as set forth in
Section 3.15 of the Target Disclosure Letter:

          (a) All "employee pension benefit plans," as defined in Section 3(2) of ERISA, maintained or contributed to by Target or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Target under Section 414(b), (c), (m) or (o) of the Code (a "TARGET ERISA AFFILIATE") or to which Target or any of the Target Subsidiaries or any Target ERISA Affiliate contributed or is obligated to contribute thereunder within six years prior to the Closing (the "TARGET PENSION PLANS") intended to qualify under Section 401 of the Code have received a favorable determination letter from the IRS and such determination has not been modified, revoked or limited, and, to the Knowledge of Target as of the Closing Date, nothing has occurred with respect to the operation of Target Pension Plans that could reasonably be expected to cause the loss of such qualification or the imposition of any material liability, penalty or Tax under ERISA or the Code.

          (b) Neither Target nor any Target ERISA Affiliate currently sponsors, contributes to, maintains or has liability (whether contingent or otherwise) under (i) a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or (ii) an employee benefit plan that is or was subject to Part 3 of Subtitle B of Title I of ERISA, Section 412 of the Code, or Title IV of ERISA.

          (c) To the Knowledge of Target, there is no violation of ERISA or the Code with respect to (i) the filing of applicable reports, documents, and notices with the Secretary of Labor and the Secretary of the Treasury regarding all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other employee compensation and benefit arrangements or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus (including, without limitation, any retention bonus plan), long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs maintained by Target or any of the Target Subsidiaries or with respect to which Target or any of the Target Subsidiaries has any liability or Target Pension Plans (all such plans, including Target Pension Plans, being hereinafter referred to as the "TARGET EMPLOYEE BENEFIT PLANS") or (ii) the furnishing of such documents to the participants or beneficiaries of Target Employee Benefit Plans.

          (d) Each Target Employee Benefit Plan, related trust (or other funding or financing arrangement) and all amendments thereto are listed in
Section 3.15(d) of the Target Disclosure Letter, true and complete copies of which have been made available to Purchasers, as have the most recent summary plan descriptions, administrative service agreements, Form 5500s and, with respect to any Target Employee Benefit Plan intended to be qualified pursuant to
Section 401(a) of the Code, a current IRS determination letter.

          (e) Each Target Employee Benefit Plan is, and its administration is and has been, in material compliance with, and none of Target nor any of the Target Subsidiaries has received any claim, notice or information that any such Target Employee Benefit Plan is not in compliance with, its terms and all applicable Laws, regulations, rulings and all other applicable governmental Laws, regulations and orders, and prohibited transaction exemptions, including, without limitation, the requirements of ERISA, bonding requirements and the furnishing of documents to the participants and beneficiaries (and other individuals entitled to such documents) of each such plan.

          (f) To the Knowledge of Target, there is no liability for breaches of fiduciary duty in connection with Target Employee Benefit Plans, and neither Target nor any of the Target Subsidiaries or any "party in interest" or "disqualified person" with respect to Target Employee Benefit Plans has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

          (g) There are no actions, disputes, suits, claims, arbitration or legal, administrative or other proceeding or governmental investigation pending (other than routine claims for benefits) or, to the Knowledge of Target, threatened, alleging any breach of the terms of any Target Employee Benefit Plan or of any fiduciary duties thereunder or violation of any applicable Law with respect to any such Target Employee Benefit Plan.

          (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, whether alone, or in connection with any other event, will (i) result in any payment (including, but not limited to, any retention bonuses, parachute payments or noncompetition payments) becoming due to any employee or former employee or group of employees or former employees of Target or any of the Target Subsidiaries; (ii) increase any benefits otherwise payable under any Target Employee Benefit Plan or any Target Employment Agreement; (iii) result in the acceleration of the time of payment or vesting of any such rights or benefits; or (iv) result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code with respect to a current or former employee of Target or any of the Target Subsidiaries.

          (i) There are no severance agreements or policies, noncompetition agreements or employment agreements between Target or any of the Target Subsidiaries and any employee of Target or such Target Subsidiary, and true and complete copies of all severance agreements and policies and employment agreements described in Section 3.15(i) of the Target Disclosure Letter have been provided to Purchasers.

          (j) Neither Target nor any of the Target Subsidiaries has any consulting agreement or arrangement, whether oral or written, with any Person involving annual compensation in excess of $100,000.

          (k) All contributions, premiums and other payments required by Law or any Target Employee Benefit Plan or applicable collective bargaining agreement have been made under any such plan to any fund, trust or account established thereunder or in connection therewith by the due date thereof, and no amounts are or will be due to the Pension Benefit Guaranty Corporation as of the Closing Date (except for premiums in the ordinary course of business, which will be payable by Target); and any and all contributions, premiums and other payments with respect to compensation or service before and through the Closing Date, or otherwise with respect to periods before and through the Closing Date, due from any of Target or its ERISA Affiliates to, under or on account of each Target Employee Benefit Plan shall have been paid prior to the Closing Date or shall have been fully reserved and provided for or accrued on Target financial statements.

          (l) No stock or other security issued by Target or any of the Target Subsidiaries forms or has formed a part of the assets of any Target Employee Benefit Plan.

          (m) No Target Employee Benefit Plan that is a "welfare benefit plan" as defined in Section 3(1) of ERISA provides for continuing benefits or coverage for any participant or beneficiary or covered dependent of a participant after such participant's termination of employment, except to the extent required by Law.

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          (n)   All Target Employee Benefit Plans that provide medical, dental health or long-term disability benefits are fully insured and claims with respect to any participant or covered dependent under such Target Employee Benefit Plan could not reasonably result in any uninsured liability to Target, any Target Subsidiary or Purchasers. Target and Target ERISA Affiliates have complied in all material respects with the requirements of Section 4980B of the Code and Parts 6 and 7 of Subtitle B of Title I of ERISA regarding health care coverage under Target Employee Benefit Plans.

          (o) No amount has been paid by Target or any of Target ERISA Affiliates, and no amount is expected to be paid by Target or any of Target ERISA Affiliates, which would be subject to the provisions of Section 162(m) of the Code such that all or a part of such payments would not be deductible by the payor.

          (p) Without limiting any other provision of this SECTION 3.15, no event has occurred and no condition exists, with respect to any Target Employee Benefit Plan, that has subjected or could subject Target or any Target ERISA Affiliate, or any Target Employee Benefit Plan or any successor thereto, to any Tax, fine, penalty or other liability (other than, in the case of Target, a Target ERISA Affiliate and Target Employee Benefit Plans, a liability arising in the normal course to make contributions or payments, as applicable, when ordinarily due under a Target Employee Benefit Plan with respect to employees of Target and the Target Subsidiaries). No event has occurred and no condition exists, with respect to any Target Employee Benefit Plan that could subject Purchasers or any of its Affiliates, or any plan maintained by Purchasers or any of their Affiliates (other than an Affiliate which becomes such pursuant to the transactions contemplated by this Agreement) thereof, to any Tax, fine, penalty or other liability, that would not have been incurred by Purchasers or any of their Affiliates, or any such plan, but for the transactions contemplated hereby. No plan other than a Target Employee Benefit Plan is or will be directly or indirectly binding on Purchasers by virtue of the transactions contemplated hereby. Purchasers and their Affiliates, including on and after the Closing Date, Target and any Target ERISA Affiliate, to the knowledge of Target, shall have no liability for, under, with respect to or otherwise in connection with any plan, which liability arises under ERISA or the Code, by virtue of Target or any Target Subsidiary being aggregated in a controlled group or affiliated service group with any Target ERISA Affiliate for purposes of ERISA or the Code at any relevant time prior to the Closing Date (other than a liability from providing benefits arising in the ordinary course of business).

          (q) Each Target Employee Benefit Plan may be unilaterally amended or terminated in its entirety by Target without liability except as to benefits accrued thereunder prior to amendment or termination.

          (r) All individual employment, termination, severance, change in control, retention, bonus, post-employment and other compensation agreements, arrangements and plans existing prior to the execution of this Agreement or which will exist prior to the Closing, which are between Target or a Target Subsidiary and any current or former director, officer or employee thereof, including the name of such current or former director, officer or employee, the type of agreement and the amount of any estimated severance payment (including estimated gross up) owed thereunder due to the transactions contemplated by this Agreement and any subsequent termination of employment, are listed in Section 3.15(r) the Target Disclosure Letter (collectively, the "TARGET EMPLOYMENT AGREEMENTS").

     SECTION 3.16.  LABOR AND EMPLOYMENT MATTERS. Except as set forth in
Section 3.16 of the Target Disclosure Letter or as would not be reasonably expected to have a Target Material Adverse Effect:

          (a) Neither Target nor any of the Target Subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no question involving current union representation of employees of Target or any of the Target Subsidiaries, nor does Target or any of the Target Subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees.

          (b) There is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure pending, or, to the Knowledge of Target, threatened against Target or any of the Target Subsidiaries.

          (c) There is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing, alleging breach of any express or implied contract of employment, any Law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship pending, or, to the Knowledge of Target, threatened against Target or any of the Target Subsidiaries.

          (d) There is no strike, slowdown, work stoppage or lockout pending, or, to the Knowledge of Target, threatened, against or involving Target or any of the Target Subsidiaries.

          (e) The employees of Target and the Target Subsidiaries are lawfully authorized to work in the United States according to federal immigration Laws.

          (f) Target and each of the Target Subsidiaries are in compliance with all applicable Laws in respect of employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health.

          (g) As of the date of this Agreement, there is no proceeding, claim, suit, action or governmental investigation pending or, to the Knowledge of Target, threatened, with respect to which any current or former director, officer, employee or agent of Target or any of the Target Subsidiaries is claiming indemnification from Target or any of the Target Subsidiaries.

     SECTION 3.17.  CONTRACTS

          (a) Section 3.17(a) of the Target Disclosure Letter lists all Material Contracts of Target and all Target Subsidiaries. Except as set forth in
Section 3.17(a) of the Target Disclosure Letter or in the Target Filings, each Material Contract of Target or a Target Subsidiary is valid, binding and enforceable and in full force and effect, except where such failure to be so valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect, and there are no defaults or violations thereunder, nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or a default thereunder, except those defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect. Target has made available, or caused to be made available, to Purchasers true and complete copies of each Material Contract and all ancillary documents pertaining thereto.

          (b) All mortgages, deeds of trust, loan agreements or other documents on any of the Assets are listed in Section 3.17(b) of the Target Disclosure Letter. The transactions contemplated hereby and by the Transaction Documents will not trigger any due-on-sale provision on any of such mortgages, deeds of trust, loan agreements or other documents, except as set forth in
Section 3.17(b) of the Target Disclosure Letter and will not require the consent of any mortgage lender, except as set forth in Section 3.17(b) of the Target Disclosure Letter.

          (c) Except as set forth in Section 3.17(c) of the Target Disclosure Letter, there is no confidentiality agreement, non-competition agreement or other contract or agreement that contains covenants that restrict Target's ability to conduct its business in any location.

          (d) Except as set forth in Section 3.17(d) of the Target Disclosure Letter, there are no indemnification agreements entered into by and between Target and any director or officer of Target or any of the Target Subsidiaries.

          (e) All joint venture agreements are listed in Section 3.17(e) of the Target Disclosure Letter. The transactions contemplated by this Agreement and the Transaction Documents will not trigger any termination, buy-sell, transfer, option, right of first refusal, right of first offer, tag-along or any similar right by any party under any of such joint venture agreements, except as set forth in Section 3.17(e) of the Target Disclosure Letter and will not require the consent of any joint venture partner, except as set forth in
Section 3.17(e) of the Target Disclosure Letter.

     SECTION 3.18. INTANGIBLE PROPERTY. Target and the Target Subsidiaries own, possess or have adequate rights to use all trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs, domain names and copyrights currently used in the operation of the businesses of each of Target and the Target Subsidiaries (collectively, the "TARGET INTANGIBLE PROPERTY"), except where the failure to possess or have adequate rights to use such property, individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect.
Section 3.18 of the Target Disclosure Letter sets forth a list of all trademarks, trade names, patents, service marks and domain names owned by Target or any Target Subsidiary. All of Target Intangible Property is owned or licensed by Target or the Target Subsidiaries free and clear of any and all Encumbrances, except as would not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect, and neither Target nor any such Target Subsidiary has forfeited or otherwise relinquished any Target Intangible Property. To the Knowledge of Target, the use of Target Intangible Property by Target or the Target Subsidiaries does not in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefore, of any other Person. Except as set forth in Section 3.18 of the Target Disclosure Letter, to the Knowledge of Target, there have been no claims made, and neither Target nor any of the Target Subsidiaries has received any notice of any claim nor does Target otherwise have Knowledge that any of Target Intangible Property is invalid or conflicts with the asserted rights of any other Person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of Target Intangible Property, except as would not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect.

     SECTION 3.19. INSURANCE. Section 3.19 of the Target Disclosure Letter sets forth an insurance schedule of Target. Target and each of the Target Subsidiaries maintains insurance with financially responsible insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of Target and each of the Target Subsidiaries. Except as set forth in this SECTION 3.19, neither Target nor any of the Target Subsidiaries has received any written notice of cancellation or termination with respect to any existing material insurance policy of Target or any of the Target Subsidiaries.

     SECTION 3.20. BROKERS. Except for the fees and expenses payable to the Target Financial Advisor (which fees and the engagement letter with respect to such Person have been disclosed to Purchasers), no broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of Target or any Target Subsidiary.

     SECTION 3.21. RELATED PARTY TRANSACTIONS. Except as disclosed in the Target Filings or as set forth in Section 3.21 of the Target Disclosure Letter, there are no material arrangements, agreements or contracts entered into by Target or any of the Target Subsidiaries, on the one hand, and any Person who is an officer, director or affiliate of Target or any Target Subsidiary, any relative of the foregoing or an entity of which any of the foregoing is an affiliate, on the other hand. Copies of all such documents have been made available to Purchasers.

     SECTION 3.22. OPINION OF FINANCIAL ADVISOR. The Supervisory Board and the Management Board of Target have received the written opinion of the Target Financial Advisor to the effect that, based on, and subject to the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the Purchase Price to be received by Target pursuant to this Agreement is fair from a financial point of view to Target's shareholders. A copy of the written opinion of the Target Financial Advisor has been delivered to the Purchasers.

     SECTION 3.23. INVESTMENT COMPANY ACT OF 1940. Neither the Target nor any of the Target Subsidiaries is, or at the Closing will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES

     As an inducement to Target to enter into this Agreement, each Purchaser Party hereby jointly and severally represents and warrants to Target as follows:

     SECTION 4.1. ORGANIZATION, STANDING AND POWER. Each Purchaser Party is a corporation, limited partnership or limited liability company duly formed and validly existing under the Laws of the state jurisdiction in which it is organized and is in good standing in such jurisdiction.

     SECTION 4.2.   AUTHORITY; NO VIOLATIONS; CONSENTS AND APPROVALS.

          (a) Each Purchaser Party has the corporate, limited partnership or limited liability company power, as applicable, and authority to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby or thereby. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Purchaser Parties.

          (b) The Transaction Documents to which each Purchaser Party is a party have been duly executed and delivered by each such entity, and, constitute valid and binding obligations of each such entity enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

          (c) The execution and delivery of the Transaction Documents by each Purchaser Party do not, and the consummation of the transactions contemplated hereby or thereby, and compliance with the provisions hereof or thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any Encumbrance upon any of the properties or assets of such parties under, require the consent or approval of any third party or otherwise result in a material detriment to such parties under, require the consent or approval of any third party or otherwise result in a material detriment to such parties under, any provision of (A) the organizational documents of such entity, (B) any Material Contract applicable to such entity, its properties or assets or any guarantee by such entity, (C) any joint venture or other ownership arrangement applicable to such entity or (D) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in
SECTION 4.2(d) are duly and timely obtained or made, any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to such entity or any of its properties or assets, other than, in the case of clauses (B), (C) and
(D), any such conflicts, violations, defaults, rights, Encumbrances or detriments that, individually or in the aggregate, would not reasonably be expected to materially impair or delay the ability of such entity to perform its obligations hereunder or under any of the other Transaction Documents or prevent the consummation of any of the transactions contemplated hereby or thereby.

          (d) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to a Purchaser Party in connection with the execution and delivery by such entity of the Transaction Documents to which such entity is a party or the consummation by such entity of the transactions contemplated hereby or thereby, except for: (A) the filing with the SEC of such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (B) such filings and approvals as may be required by any applicable Environmental Laws; (C) filings under the HSR Act, if applicable;
(D) filings necessary to obtain the Enterprise Chamber approval or otherwise required by the Protocol or applicable Dutch Law and (E) any such consent, approval, order, authorization, registration, declaration, filing or permit that the failure to obtain or make would not reasonably be expected to materially impair or delay the ability of such entity to perform its obligations hereunder or under any of the other Transaction Documents or prevent the consummation of any of the transactions contemplated hereby or thereby.

     SECTION 4.3. AVAILABLE FUNDS. On the Closing Date, Purchasers will have available all funds necessary to pay the Purchase Price and to satisfy all of their other respective obligations hereunder and in connection with the Purchase. The obligations of the Purchaser Parties hereunder are not subject to any conditions regarding the ability of Purchaser Parties to obtain financing for the consummation of the transactions contemplated herein.

     SECTION 4.4. BROKERS. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of the Purchaser Parties, for which fee or commission Target or any Target Subsidiary may be liable.

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                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     SECTION 5.1.   CONDUCT OF BUSINESS BY TARGET PRIOR TO THE CLOSING.

          (a) During the period from the date of this Agreement to the earlier of the termination of this Agreement or the Closing, Target shall and shall cause each of the Target Subsidiaries (other than the Joint Ventures) to, carry on its businesses in the usual, regular and ordinary course consistent with past practices and in material compliance with the expenditure thresholds set forth in the budgets of Target and the Target Subsidiaries listed in Section 5.1(a) of the Target Disclosure Letter and such further budgets as are approved by Purchasers from time to time. During the period from the date of this Agreement to the earlier of the termination of this Agreement or the Closing, Target shall use reasonable efforts to cause each of the Joint Ventures and the Target Non-Subsidiary Entities to carry on its businesses in the usual, regular and ordinary course consistent with past practices and with the budgets of such entity as described above. Prior to Closing, Target shall, or shall cause a Target Subsidiary to, (i) close the acquisition of the Oakbrook ground lease pursuant to the terms of that certain contract, dated December 20, 2001, between LaSalle National Trust and the Teachers Retirement System of the State of Illinois (the "OAKBROOK CONTRACT") and, if permissible under the existing Oakbrook mortgages, terminate said lease and (ii) at Purchasers' direction, cause to be released of record any mortgage or deed of trust which currently may be shown as an Encumbrance against Lakeside Mall, without payment to any party.

          (b) Without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier of the termination of this Agreement or the Closing, except as otherwise contemplated by this Agreement or to the extent consented to in writing by Purchasers, Target shall not and shall not authorize or commit or agree to, shall cause the Target Subsidiaries (other than the Joint Ventures) not to (and not to authorize or commit or agree to), and shall use reasonable efforts to cause each of the Joint Ventures and the Target Non-Subsidiary Entities not to (and not to authorize or commit or agree to) :

               (i) amend the Target Organizational Documents or any other comparable charter or organizational documents of any Target Subsidiary or any Target Non-Subsidiary Entity;

               (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof (including entities which are Subsidiaries), or acquire any assets, including real estate, except purchases in the ordinary course of business consistent with past practice in an amount not involving more than $500,000, in the aggregate;

               (iii) except for the Disposal Agreements, (A) enter into any new commitments obligating Target, any Target Subsidiary or any Target Non-Subsidiary Entity to make capital expenditures in excess of $1,000,000 in the aggregate, not including tenant allowances under existing leases and the commitments specifically reflected in the budgets referenced in Section 5.1(a) and as set forth in
     Section 5.1(b)(iii)(A) of the Target Disclosure Letter, (B) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (each, a "COMMITMENT") for the acquisition of any real property or other transaction (other than any Commitment referred to in Section 5.1(b)(iii)(B) of the Target Disclosure Letter) involving nonrefundable deposits in excess of $250,000 and, in any event, not in excess of $1,000,000 in the aggregate, (C) commence construction of, or enter into any Commitment to develop or construct, other real estate projects involving in excess of $500,000, (D) incur net borrowings in any seven (7) day period in excess of $1,000,000, except borrowings required to (i) comply with the terms of the Oakbrook Contract not to exceed $35,000,000 or
     (ii) complete the Voting Trust Redemption or (E) enter into any lease in excess of 10,000 square feet or incur or commit to incur any tenant allowances or landlord funded construction expenditures related thereto;

               (iv) (A) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities, other than the Voting Trust Redemption; (B) issue, sell, pledge, dispose of or encumber any additional shares of its capital stock or other equity interests, securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock or other equity interests, or its other securities; or (C) split, combine or reclassify any of its outstanding capital stock or other equity interests;

               (v) transfer, sell, license, pledge, mortgage, subject to Encumbrance or otherwise dispose of any of the Assets, except as disclosed in Section 5.1(b)(v) of the Target Disclosure Letter and to the extent specifically reflected in the budgets referenced in Section 5.1(a) or pursuant to the Disposal Agreements;

               (vi) make or rescind any election relating to Taxes or suffer the termination or revocation of any election relating to REIT or BI status (unless Target reasonably determines, after prior consultation with Purchasers, that such action is (a) required by Law; (b) necessary or appropriate to preserve the status of certain Target Subsidiaries as a REIT or any other Target Subsidiary which files Tax Returns as a partnership for federal tax purposes; or (c) commercially reasonable in the context of Target's business and relates to a change in Law in 2001 or thereafter); PROVIDED, that, nothing in this Agreement shall preclude any Target Subsidiary that is a REIT from designating dividends paid by it as "capital gain dividends" within the meaning of Section 857 of the Code (with the prior written consent of Purchasers, which will not be unreasonably withheld) or electing to treat any entity as a "taxable REIT subsidiary" (within the meaning of Section 856(i) of the Code);

               (vii) except as may be required by written contractual commitments existing on the date hereof, referred to in Schedule 5.1(b)(vii) of the Target Disclosure Letter, and provided to Purchasers,
     (A) increase the compensation or benefits payable or to become payable to its officers or employees or officers or employees of any Target Subsidiary or Affiliate thereof, other than (1) increases in compensation to Non-Covered Employees in the ordinary course of business consistent with past practice (PROVIDED, such increases, in the aggregate, shall not exceed three and one-half percent (3 1/2%) of any such Non-Covered Employee's base salary) and (2) the payment of 2001 annual bonuses in the ordinary course of business consistent with past practice (PROVIDED, with respect to any employee , the amount that the bonus represents as a percentage of such employee's base salary shall not exceed the percentage that the employee's annual bonus for 2000 represented of such employee's base salary for 2000), (B) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance, stock incentive or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except as contemplated by this Agreement or to the extent required by applicable Law or the terms of a collective bargaining agreement, (C) increase the benefits payable under any existing severance or termination pay policies or employment or other agreements, (D) take any affirmative action to accelerate the vesting of any stock-based compensation, (E) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Target Employee Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Target Employee Benefit Plans or agreements or awards made thereunder) or (F) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Target Employee Benefit Plan;

               (viii) (A) enter into any employment, consulting or severance agreement with or grant any severance or termination pay to any officer, director or employee of Target or any Target Subsidiary; or (B) hire or agree to hire any new or additional employees or officers, PROVIDED, HOWEVER, that if any Non-Covered Employee resigns after the date hereof but prior to Closing, such entity may hire a person to replace such employee on substantially similar terms consistent with past practice, subject to the restrictions of clause (A) above;

               (ix) except as set forth in Section 5.1(b)(ix) of the Target Disclosure Letter, enter into or amend or otherwise modify any agreement or arrangement with persons that are Affiliates of Target (other than agreements with Target Subsidiaries) or, as of the date of this Agreement, are employees, officers or directors of Target or any Target Subsidiary;

               (x) except as otherwise permitted or contemplated by this Agreement or the Protocol, authorize, recommend, propose or announce an intention to adopt, or effect, a plan of complete or partial liquidation or dissolution of Target, any Target Subsidiary or any Target Non-Subsidiary Entity;

               (xi) materially amend or terminate, or waive compliance with the terms of or breaches under, any Material Contract or enter into a new contract, agreement or arrangement that, if entered into prior to the date of this Agreement, would have been required to be listed in the Target Disclosure Letter pursuant to SECTION 3.15;

               (xii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock or other equity interests;

     PROVIDED, HOWEVER, that (A) on or after April 15, 2002, distributions may be declared and paid to Target by the Target Subsidiaries in an amount not greater than the Ordinary Dividend Amount in order to fund the ordinary annual distribution for 2002 payable to shareholders of Target on or after May 15, 2002 (the "ORDINARY DIVIDEND"), (B) Target may declare and pay the Ordinary Dividend on or after May 15, 2002 to shareholders of Target, (C) distributions may be declared and paid to the Target Non-Purchased Entities by the Target Subsidiaries in amounts necessary to fund the Target Non-Purchased Entities' reasonable administrative expenses consistent with past practice and expenses related to the transactions contemplated hereby, provided such expenses shall not in the aggregate exceed $1,000,000 per month, (D) distributions may be declared and paid to Target Purchased Subsidiaries, (E) Hexalon may make dividend payments it is required to make by the Code in order to maintain REIT status and those that are sufficient to eliminate any Federal tax liability and (F) distributions may be declared and paid to Target by the Target Subsidiaries necessary to fund the Voting Trust Redemption;

               (xiii) (A) settle or compromise any claim, litigation or other legal proceeding, other than those wholly-covered by insurance or in the ordinary course of business consistent with past practice in an amount not involving more than $250,000 individually or $500,00 in the aggregate or
     (B) pay, discharge or satisfy any other claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of (x) any such other claims, liabilities or obligations, in the ordinary course of business and consistent with past practice, or (y) of any such other claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of Target;

               (xiv) enter into or amend any agreements for the sale of the Abbey Properties or the RoPro Assets;

               (xv) take any actions which would result in any liability arising under the Urban Tax Indemnification Agreement;

               (xvi) permit any insurance policy naming Target, any Target Subsidiary or any Target Non-Subsidiary Entity as a beneficiary or a loss payable payee to be canceled or terminated without notice to Purchasers unless such entity shall have obtained an insurance policy with substantially similar terms and conditions to the canceled or terminated policy; and

               (xvii) agree to take any action prohibited by any of the foregoing.

          (c) Subject to SECTION 5.4, Target shall, shall cause each of the Target Subsidiaries (other than the Joint Ventures) to, and shall use reasonable efforts to cause each Target Non-Subsidiary Entity and the Joint Ventures to, extinguish or repay any and all intercompany obligations (except for those intercompany obligations to be (and which shall be) extinguished or repaid in connection with the liquidations and distributions contemplated in order to make the Distribution as required by the Protocol) prior to the Closing in a tax efficient manner; PROVIDED, HOWEVER, that, without the prior written consent of Purchasers, neither Target

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nor any Target Subsidiary shall take any action pursuant to this Section 5.1(c)
with respect to the extinguishment or repayment of an intercompany obligation if a payment to a third party would be required to extinguish, or an increased tax obligation of Target, any Target Subsidiary, Target Non-Subsidiary Entity or Joint Venture would result from such extinguishing, of such intercompany obligation.

     SECTION 5.2.   TAX RELATED COVENANTS

          (a) Target will and shall cause Hexalon to continue to qualify Hexalon as a REIT under the Code. Target shall comply with all requirements for treatment as a BI under Article 28 of the Netherlands Corporate Income Tax Act of 1969, as amended, through September 1, 2002.

          (b) Target and the Target Subsidiaries shall cooperate with Purchasers in taking all action reasonably requested by Purchasers and designed to reduce any Assumed Taxes or other liabilities arising from or in connection with the transactions contemplated by this Agreement and by the Transaction Documents if and solely to the extent such actions do not impose any material costs on Target or the Target Subsidiaries. Target shall confer with Purchasers regarding any actions, elections or other steps relating to Taxes prior to taking any actions materially affecting Taxes.

          (c) On the date hereof Target obtained, and on the Closing Date Target shall obtain a letter from Arthur Andersen, LLP in the form attached as EXHIBIT B hereto with respect to all prior federal income tax returns of Hexalon and the Pro Forma Tax Returns (the "ANDERSEN LETTER").

          (d) On the date hereof Target obtained, and on the Closing Date Target shall obtain, an opinion of Loyens & Loeff in the form attached as EXHIBIT C hereto (the "LOYENS TAX OPINION").

          (e) The Target and the Target Subsidiaries will execute and deliver written instructions to Arnall, Golden & Gregory and Arthur Andersen, LLP directing and authorizing them to cooperate with Purchasers and make their files available to Purchaser while this Agreement is in effect and at all times following the Closing.

          (f) Target shall cause Arthur Andersen, LLP to prepare initial and final pro forma, U.S. federal, state and local tax returns for all relevant jurisdictions reflecting the liabilities of Target and its Subsidiaries for Taxes (including, without limitation, withholding taxes under Section 1445 of the Code) arising from or incident to the closing of the transactions (including alternatively (i) a sale of the shares of Hexalon and (ii) a sale of the assets of Hexalon and from the liquidation of Hexalon thereafter) as provided in this Agreement (the "PRO FORMA TAX RETURNS"). The initial Pro Forma Tax Returns shall assume a closing of the transactions as of March 31, 2002 at sale prices which Purchasers shall provide to Arthur Andersen, LLP and the sale prices used for the Closing and the final Pro Forma Tax Returns shall be based on the same assumptions as to sales prices (subject, however, to any adjustments to sales prices to reflect any price adjustments provided for in this Agreement and to reflect the effect on the U.S. dollar equivalent price for the assets in the event more, or fewer, U.S. dollar equivalents are

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payables for the assets relative to the U.S. dollar equivalents used for the initial Pro Forma Tax Returns) except the closing date shall be the date the Purchasers shall indicate as the approximate date of the Closing. The Pro Forma Tax Returns shall disregard the results from operations other than for depreciation and amortization deductions computed as of the Closing Date.

          (g) The parties hereto shall report for Tax purposes consistently with the sales prices reflected in the final Pro Forma Tax Returns.

     SECTION 5.3.   ACCESS TO INFORMATION; CONFIDENTIALITY.

          (a) Target shall, shall cause each of the Target Subsidiaries to, and shall use reasonable efforts to cause each Target Non-Subsidiary Entity to, afford to Purchasers and their officers, employees, accountants, counsel, financial advisors and other representatives (collectively, "PURCHASERS' REPRESENTATIVES"), reasonable access during normal business hours and upon reasonable advance notice during the period prior to the Closing to all its properties, for the purpose of making surveys, inspections, engineering studies, environmental assessments and other tests, examinations or studies which Purchasers may deem necessary and for the purpose of inspecting all of the books, contracts, commitments, personnel and records of Target, the Target Subsidiaries and the Target Non-Subsidiary Entities and, during such period, Target shall, and shall cause each of the Target Subsidiaries to, and shall use reasonable efforts to cause each Target Non-Subsidiary Entity to, furnish reasonably promptly to Purchasers all other information concerning its business, properties and personnel as Purchasers may reasonably request. Target and its officers, employees, accountants, counsel, financial advisors and other representatives shall cooperate in all reasonable respects with each Purchaser and its accountants in connection with the preparation and auditing in accordance with Dutch GAAP of financial statements of Target and its Subsidiaries on a consolidated basis and in connection with the preparation and auditing in accordance with United States GAAP of financial statements relating to any of the Target Properties, with respect to periods preceding the Closing Date if such Purchaser has reasonably concluded that such audited financial statements are necessary or appropriate in connection with its reporting obligations under the United States Securities Exchange Act of 1934, as amended, or Australian securities laws within four months after the Closing or in connection with any debt or equity offering which may be proposed by such Purchaser after the date hereof and within such four month period. Each Purchaser will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of (i) that certain letter agreement between J.P. Morgan Securities, Inc., on behalf of Target, and Hoosier, dated
October 15, 2001 (the "HOOSIER CONFIDENTIALITY AGREEMENT"), (ii) that certain letter agreement, dated October 18, 2001, between J.P. Morgan Securities, Inc., on behalf of Target, and Terrapin, and (iii) that certain letter agreement between J.P. Morgan Securities, Inc., on behalf of Target, and Westfield Holdings Limited, dated January 10, 2002 (collectively, the "CONFIDENTIALITY AGREEMENTS").

          (b) In connection with any invasive or destructive testing of any property (or any portion thereof) of Target, a Target Subsidiary or a Target Non-Subsidiary Entity ("INVASIVE TESTING"), Purchasers shall (i) fully comply with all laws, rules and regulations applicable to Target and/or the Invasive Testing and all other activities undertaken in connection therewith, (ii) not interfere materially with the use and occupancy of the property by Target and the tenants

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under the leases, and (iii) permit Target to have a representative present during all Invasive Testing undertaken hereunder. Purchasers hereby agrees to indemnify, defend and hold harmless Target and Target's partners, and their respective officers, directors, employees and agents from and against any and all loss, cost, expense, damage, claim and liability suffered or incurred by Target or any of such other entities or persons and arising out of Purchasers' and/or Purchasers' Representatives Invasive Testing; PROVIDED, HOWEVER, that such indemnity shall not apply to the mere discovery by Purchasers and/or Purchasers' Representatives of any matters if the discovery thereof imposes liability on Target or any other indemnified party.

     SECTION 5.4.   REASONABLE EFFORTS; NOTIFICATION.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each Purchaser Party, on the one hand, and Target on the other hand agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Protocol (including the Distribution), including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from any Governmental Entity; (ii) the obtaining of all necessary consents, approvals, waivers or exemptions from non-governmental third parties; and (iii) the execution and delivery of any additional documents or instruments necessary to consummate the transactions contemplated by this Agreement and the Protocol. In addition, each of the parties hereto agrees to use its commercially reasonable efforts to defend any lawsuits or legal proceedings, whether judicial or administrative, challenging the Purchase or the other transactions contemplated hereby. Target also shall cooperate with any reasonable request of Purchasers to consummate the transactions contemplated hereby (i) through a conveyance of other equity or real property interests of Target or a Target Subsidiary in order to acquire indirectly the interests identified on Exhibit A hereto if and to the extent such alternative transaction structure would facilitate the obtaining of any Necessary Consent or render the obtaining of such consent (or any other consent) unnecessary and/or (ii) in a tax efficient manner, including, without limitation, where necessary to avoid Dutch withholding taxes or, when requested, the termination of partnerships, including an admission by contribution to certain partnerships of the Purchasers immediately prior to Closing (with a right to redeem such contribution if the Closing does not occur immediately thereafter), and, if requested by Purchasers deferred and reverse like kind exchanges resulting in cash to the seller of the asset, which in no event shall reduce the Purchase Price. Purchasers shall cooperate with any reasonable request by Target to consummate the Purchase through the conveyance of other equity or real property interests of Target or a Target Subsidiary in order to acquire indirectly the interests specifically identified on Exhibit A hereto if and to the extent such alternative transaction structure would facilitate the obtaining of any Necessary Consent or render the obtaining of such consent (or any other consent) unnecessary, provided that such alternative transaction structure would not (i) diminish the economic benefits to the Purchasers of the transactions contemplated hereby, (ii) impose any material limitations or burdens on any Purchaser's (or any Purchaser Designee's) ownership or operation of any Assets or

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(iii) adversely affect either the tax consequences that any Purchaser Party would have from acquiring the interests specifically identified on Exhibit A or the tax treatment of the Purchaser Parties.

          (b) Target shall give prompt notice to Purchasers of (i) the occurrence, or non-occurrence of any event whose occurrence, or non-occurrence would be likely to cause any condition set forth herein to be unsatisfied in any material respect at any time from the date hereof to the Closing and (ii) any failure of Target or any of its officers, directors, employees or agents to comply in any material respect with any covenant or agreement to be complied with by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.4 shall not limit or otherwise affect the remedies available hereunder to Purchasers.

     SECTION 5.5. TAX RETURNS. Target and Purchasers shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any Transfer and Gains Taxes applicable to the Purchase. Target hereby assumes full responsibility for preparation and filing, at Purchasers' sole expense, all Tax Returns of each Target Non-Purchased Entity with respect to all Assumed Taxes which are required to be filed on or after the Closing Date. Purchasers shall be given thirty (30) days to comment on such Tax Returns prior to their filing and the returns shall be subject to the approval of Purchasers, not to be unreasonably withheld.

     SECTION 5.6. SECTION 754 OR OTHER ELECTIONS. At the request of Purchasers, with respect to any partnership in which a Target Subsidiary has a direct or indirect interest that has not made an election under Section 754 of the Code (a "SECTION 754 ELECTION") or other election, Purchasers and Target shall use their reasonable best efforts to cause each such partnership as designated by Purchasers to file a Section 754 Election with the partnership's federal income Tax Return for the taxable year of the partnership that ends on or includes the Closing Date or make any other tax elections under the Code. At the request of Purchasers, Target and Target Subsidiaries will cooperate in making elective classification elections with respect to any Target Subsidiary under the pertinent U.S. Treasury regulations.

     SECTION 5.7.   EMPLOYEE ARRANGEMENTS.

          (a) EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS. As of the Closing Date, the Parent Entities shall assume, honor and perform in accordance with their terms all employment, severance, change of control and other such agreements of Target and any Target Subsidiary identified in Section 5.7(a) of the Target Disclosure Letter. Without limiting the foregoing, the Parent Entities shall pay or cause to be paid at Closing to the employees identified on
Section 5.7 of the Target Disclosure Letter (the "KEY EMPLOYEES") the amounts due to each such Key Employee pursuant to the terms of each such Key Employee's employment agreement, an estimate of each such amount is set forth on
Section 5.7 of the Target Disclosure Letter. The Parent Entities further agree that all Non-Covered Employees who are terminated without cause within twelve months following the Closing Date and who execute a general release of claims in a form satisfactory to the Parent Entities shall be entitled to receive severance compensation equal to the greater of (subject to the proviso set forth below) (i) two weeks of such employee's base salary and (ii) the greater of (A) two weeks of such employee's base salary (the "SEVERANCE BASE") for each full year of combined service with Target, a Target Subsidiary (including any predecessor thereof) and the Parent Entities and, for any partial year of such service, a pro rata

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amount of such employee's Severance Base based on the number of whole months elapsed in such partial year divided by 12 or (B) in the event that the Non-Covered Employee has at least 15 years of such service, one year of such employee's base salary; PROVIDED, HOWEVER, that under no circumstances will such employee be entitled to receive greater than one year of such employee's base salary (the "SEVERANCE PAYMENT"). It is understood and agreed that the Severance Payment to Non-Covered Employees and the payments to the employees identified on
Section 5.7 of the Target Disclosure Letter shall be in lieu of any other severance benefits (except as required by applicable law) that any such employee is entitled to receive and will be applied against any liability of the Parent Entities which may arise under the Worker Adjustment and Retaining Notification Act ("WARN"). If the Parent Entities determine that liability under WARN could arise as a result of employment terminations, Target will cooperate reasonably with the Parent Entities in connection with the delivery of WARN notices to affected employees prior to the Closing Date.

          (b) BENEFIT PLANS. Upon and after the Closing Date, each Parent Entity shall allow employees of Target who become employees of such Parent Entity to participate in employee benefit plans of such Parent Entity which are made available generally to similarly situated employees of such Parent Entity. With respect to any such plan which is an "employee benefit plan" as defined in
Section 3(3) of ERISA and any other service based benefits (including vacations) in which the employees of Target may participate, solely for purposes of determining eligibility to participate, vesting and entitlement to benefits but not for purposes of accrual of benefits (except in the case of accrued vacation, sick or personal time), service with Target or any Target Subsidiary shall be treated as service with such Parent Entity; PROVIDED, HOWEVER, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits under both a Target Employee Benefit Plan and a benefit plan of such Parent Entity (or is not otherwise recognized for such purposes under the benefit plans of such Parent Entity). Without limiting the foregoing, the Parent Entities shall not treat any Target employee as a "new" employee for purposes of any pre-existing condition exclusions, waiting periods, evidence of insurability requirements or similar provision under any health or other welfare plan, and will make appropriate arrangements with its insurance carrier(s), to the extent applicable, to ensure such result.

          (c) Nothing in this Agreement shall preclude the Parent Entities, Target or any Target Subsidiary from terminating the employment of any employee of Target or any Target Subsidiaries at any time on or after the Closing Date.

          (d) Prior to the Closing Date, Target will take all actions necessary to:

               (i) cause each outstanding stock appreciation right ("SAR") granted under the Urban Shopping Centers 2001 Stock Appreciation Rights Plan (the "2001 SAR PLAN") to be cancelled on the Closing Date, and in full satisfaction of such cancellation each holder thereof shall be entitled to receive on the Closing Date in exchange, with respect to each SAR, an amount equal to the Per Share Consideration less the Exercise Price (as defined in the 2001 SAR Plan) multiplied by the number of Covered Shares (as defined in the SAR Agreement evidencing the SAR) to which such SAR relates;

               (ii) cause all Restricted Stock (as that term is defined under the Urban Shopping Centers 2001 Incentive Program (the "2001 INCENTIVE PROGRAM")) granted under the 2001 Incentive Program (it being acknowledged by the parties that the transactions contemplated by this Agreement shall cause all Restricted Stock to become immediately vested in full) to be cancelled on the Closing Date, and in full satisfaction of such cancellation each holder thereof shall be entitled to receive in exchange a cash payment on the Closing Date equal to the product of his or her shares of Restricted Stock multiplied by the Per Share Consideration;

               (iii) cause each outstanding share of Earned Incentive Stock (as that term is defined in the 2001 Incentive Program) granted under the 2001 Incentive Program (it being acknowledged by the parties that all shares of Incentive Stock eligible to be earned during the 2001 Program Year (as provided in Section 4.1 of the 2001 Incentive Program) shall be deemed to be Earned Incentive Stock) to be cancelled on the Closing Date, and in full satisfaction of such cancellation each holder thereof shall be entitled to receive a cash payment on the Closing Date equal to the product of his or her shares of Earned Incentive Stock multiplied by the Per Share Consideration;

               (iv) cause all Incentive Stock (as such term is defined under the 2001 Incentive Program) granted under the 2001 Incentive Program that is not Earned Incentive Stock (i.e., Incentive Stock eligible to earned in the 2002, 2003 and 2004 Program Years) or deemed to be Earned Incentive Stock for purposes of this Agreement to be forfeited on the Closing Date; and

               (v) cause each of the 2001 SAR Plan and the 2001 Incentive Plan to be terminated.

     SECTION 5.8. NO SOLICITATION OF ACQUISITION PROPOSALS. Target shall not, and it shall cause its Subsidiaries and the officers, directors, employees, agents and representatives of Target and its Subsidiaries (collectively, the "TARGET REPRESENTATIVES") not to, (i) solicit or encourage, directly or indirectly, the making of any Acquisition Proposal, (ii) initiate any discussion or engage in negotiations with or provide any information to any entity relating to an Acquisition Proposal, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or (iii) endorse or enter into any Acquisition Proposal or modify or withdraw its recommendation of the Purchase. Except as permitted by SECTION 5.8 hereof, Target and the Target Representatives will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Parties conducted heretofore with respect to any Acquisition Proposal. Notwithstanding the foregoing, Target may engage in discussions or provide information with respect to an unsolicited bona fide written Acquisition Proposal if (i) Target and the Supervisory Board of Target conclude in good faith that such Acquisition Proposal is reasonably likely to result in a Superior Proposal (as hereinafter defined), (ii) prior to providing any information to any Person in connection with an Acquisition Proposal by any such Person, Target receives from such Person an executed confidentiality agreement on terms substantially similar to, and no less restrictive to such Person than those contained in the Hoosier Confidentiality Agreement and (iii) prior to providing any information to any Person or entering into discussions with any Person, Target notifies Purchasers promptly of such Acquisition Proposal or negotiations, including the

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name of such Person and the material terms and conditions of such Acquisition
Proposal (including a copy of any written proposal and any written documentation). Target shall notify Purchasers promptly, but in any event within 24 hours, of any Acquisition Proposal or any inquiry with respect to or which could reasonably be expected to lead to an Acquisition Proposal received by any Target or the Target Representatives, the terms and conditions of such proposal (including a copy of any written proposal and any written documentation) and the identity of the Person making the proposal or offer or inquiry. Target will promptly notify Purchasers of any material change in the status and details of any such Acquisition Proposal or inquiry. Target will promptly provide to Purchasers any non-public information concerning Target or its Subsidiaries provided to any other Person which was not previously provided to Purchasers. In addition, Target and the Supervisory Board of Target may withdraw or modify their recommendation of the Purchase or approve a Superior Proposal and enter into an agreement with respect thereto if (x) a Superior Proposal is pending,
(y) Target has provided Purchasers with notice that it has received a Superior Proposal which it intends to accept (specifying the offeror and the material terms and conditions of such Superior Proposal) and (if requested by Purchasers) has negotiated in good faith with Purchasers during the three (3) Business Days following Purchasers' receipt of such notice to attempt to make such adjustments to this Agreement as would enable Target and Purchasers to proceed with the Purchase on such adjusted terms and (z) this Agreement is terminated in connection with such Superior Proposal and the Break-Up Fee is paid. "SUPERIOR PROPOSAL" means an unsolicited bona fide written proposal by a Third Party to acquire all or substantially all of the Assets (i) on terms which the Supervisory Board determines in good faith (after consultation with its financial advisors and legal counsel) to be more favorable from a financial point of view to the shareholders of Target than the terms contemplated by this Agreement, (ii) is not conditioned upon obtaining financing not fully committed at such time and (iii) which is reasonably capable of being consummated without undue delay in the good faith judgment of the Supervisory Board of Target. "ACQUISITION PROPOSAL" means any inquiry, proposal or offer, whether in writing or otherwise, from a Third Party to acquire beneficial ownership of all or more than 20% of the assets of Target and the Target Subsidiaries, taken as a whole, or 20% or more of any class of equity securities of Target or of any Target Subsidiary which owns, directly or indirectly, more than 50% of the Assets pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or similar transaction with respect to either Target or any such Target Subsidiary, including any single or multi-step transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of more than 20% of the assets of Target and the Target Subsidiaries, taken as a whole, or 20% or more of any class of equity securities of Target or any Target Subsidiary which owns, directly or indirectly, more than 50% of the Assets.

     SECTION 5.9. PUBLIC ANNOUNCEMENTS. Target, on the one hand, and the Purchaser Parties, collectively, on the other hand, shall consult with each other before issuing any press release with respect to this Agreement or any of the transactions contemplated by this Agreement and shall not issue any such press release without having first provided a copy of any such press release to Target, on the one hand, or the Purchaser Parties, on the other hand, as the case may be.

     SECTION 5.10. AGREEMENTS REGARDING THE DISPOSAL OF PROPERTIES. At the direction of Purchasers, Target shall cause each applicable Target Subsidiary to enter into an agreement, in

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form and substance reasonably acceptable to Purchasers (each a "DISPOSAL
AGREEMENT"), to sell the properties identified in Section 5.10 of the Target Disclosure Letter (each a "DISPOSAL PROPERTY") to one or more parties as may be designated by Purchasers. Under each such Disposal Agreement, the sale of the Disposal Property will be scheduled to close (with "time being of the essence" with respect to such closing) prior to the Closing of the Purchase or at such date after the Closing as Purchasers may agree. Target shall, and shall cause the applicable Target Subsidiaries to, use its and their reasonable best efforts to consummate the sale of each Disposal Property in accordance with the terms and conditions of the applicable Disposal Agreement; PROVIDED, HOWEVER, that the proceeds received by Target or a Target Subsidiary in consideration for the disposition of any Disposal Property (i) shall not be less than the minimum price set forth for such Disposal Property in Section 5.10 of the Target Disclosure Letter and (ii) shall be used by Target to pay existing indebtedness; and PROVIDED, FURTHER, that, with respect to the 745 Property, such Disposal Agreement shall provide that (i) such applicable Target Subsidiary shall not be obligated to consummate such sale unless the Purchase will be consummated immediately thereafter and (ii) in the event this Agreement is terminated in accordance with ARTICLE VIII such Target Subsidiary shall have the right to terminate such Disposal Agreement without any cost, penalty or liability thereto. Target shall cooperate with Purchasers in the negotiation and consummation of any Disposal Agreement, including, without limitation, granting any potential buyer permission to conduct usual and customary due diligence in connection with such sale. Each applicable Target Subsidiary shall enter into any Disposal Agreement as Purchasers shall in good faith direct. Purchasers shall indemnify and hold the applicable Target Subsidiary harmless from any liability in connection with any such Disposal Agreement. Neither Target nor any Target Subsidiary shall take any action it is entitled to take under, or relating to, any such Disposal Agreement, or exercise any remedy in connection with any such Disposal Agreement, without the prior written consent of Purchasers and, upon the instruction of Purchasers, Target and any Target Subsidiary shall promptly take such action and/or exercise any remedy in connection with any such Disposal Agreement as Purchasers shall direct (provided that such action or remedy is permitted or provided for under the applicable Disposal Agreement). At the closing of the transaction contemplated by a Disposal Agreement, Target and any Target Subsidiary shall deliver to the purchaser thereunder all documents, agreements, instruments and Necessary Consents described in SECTION 2.5 which are applicable thereto (including, without limitation, instruments sufficient to convey the Target Tangible Personal Property associated with such Target Property).

     SECTION 5.11.  INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

          (a) It is understood and agreed that, subject to the limitations on indemnification under applicable law, Hoosier and Terrapin (the "INDEMNIFYING PARTIES") shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, for a period of six years following the Closing, (i) each present and former managing or supervisory director, officer and employee of the Target or any Target Subsidiary against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation (collectively, "LOSSES") arising out of any action taken or omission occurring at or prior to the Closing Date and (ii) each present and former managing or supervisory director, officer and employee of any Target Non-Purchased Entity (together with the persons with indemnification rights pursuant to clause (i) above, collectively, the "INDEMNIFIED PARTIES") against any Losses arising out of his or her good faith actions in connection with the distribution of the Purchase Price to Target's shareholders in accordance with the terms and conditions of the Protocol; PROVIDED, that the Indemnifying Parties shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld). In connection therewith, (A) the Indemnifying Parties shall promptly pay expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by law, subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled to such amounts, and
(B) the Indemnified Parties may retain one counsel satisfactory to them (except in case of a conflict of interest among two or more Indemnified Parties, in which case more than one counsel may be retained), and the Indemnifying Parties shall promptly pay all reasonable fees and expenses of such counsel for the Indemnified Parties. Any Indemnified Party wishing to claim indemnification under this SECTION 5.11, upon learning of any such claim, action, suit, demand, proceeding or investigation, shall notify the Indemnifying Parties; PROVIDED, that the failure to so notify shall not affect the obligations of the Indemnifying Parties except to the extent such failure to notify materially prejudices such parties.

          (b) For a period of six years after the Closing Date, the Indemnifying Parties will maintain in effect the existing directors' and officers' liability insurance covering the Indemnified Parties who are currently covered by Target's and the Target Subsidiaries' officers and directors liability insurance policies (copies of which policies have been provided to Purchasers) on terms not less favorable than those in effect on the date hereof in terms of coverage and amounts and which provide coverage as to claims arising out of the good faith actions of such Indemnified Persons in connection with the distribution of the Purchase Price to Target's shareholders in accordance with the terms and conditions of the Protocol; PROVIDED, HOWEVER, that if the aggregate annual premiums for such insurance at any time during such period exceed the per annum rate of premium paid by Target for such insurance as of the date of this Agreement, then the Indemnifying Parties shall provide the maximum coverage that will then be available at an annual premium equal to 175% of such per annum rate as of the date of this Agreement.

          (c) This SECTION 5.11 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of the Indemnifying Parties. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this
SECTION 5.11.

          (d) In the event that any of Purchasers or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys a majority of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors, assigns and transferees of such Indemnifying Party assume the obligations set forth in this SECTION 5.11.

          (e) To the extent permitted by law, all rights of indemnification for the benefit of any Indemnified Party shall be mandatory rather than permissive.

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          (f)   The liabilities and obligations assumed by the Indemnifying
Parties under this SECTION 5.11(a)-(e) are referred to herein as the "H&T ASSUMED LIABILITIES". Following the Closing, Purchasers shall indemnify and hold harmless each Target Non-Purchased Entity against any claims arising in respect of the Non-Financial Covenants.

     SECTION 5.12. SHAREHOLDERS' MEETING

          (a) Target shall as promptly as practicable duly call, give notice of and take all other action necessary in accordance with applicable law to convene, and hold a meeting of its shareholders (the "SHAREHOLDERS MEETING") for the purpose of obtaining the affirmative vote of holders of Ordinary Shares of Target casting at least two-thirds of the votes cast and excluding all Ordinary Shares, if any, owned by the Voting Trust (i) to approve the Purchase, (ii) to approve the Distribution, conditioned only upon the Closing, (iii) to appoint at Closing one person designated by Westfield Limited (the "WESTFIELD DESIGNEE") to the Board of Liquidators, PROVIDED that Target shall have the right to object to the Westfield Designee on a reasonable basis, PROVIDED, FURTHER, that if no Westfield Designee is appointed to the Board of Liquidators at Closing (due to the failure of the Westfield Designee to obtain the required approval of the Dutch Central Bank, as a result of the objection by Target or otherwise), the Board of Liquidators shall consult with Westfield Limited on a reasonable basis on matters related to, or in connection with, the Distribution, PROVIDED, FURTHER, that Target shall have no obligation pursuant to this clause (iii) if Westfield Limited transfers all of its equity ownership in Target to an unaffiliated third party, and (iv) to appoint the members of the Management Board as liquidators to carry out the Distribution in accordance with the Protocol, and shall take all lawful action to solicit the approval of such transactions by such vote. The Management Board and the Supervisory Board of Target shall recommend that holders of Ordinary Shares vote in favor of such resolutions. Subject to SECTION 5.8, the Supervisory Board shall not withdraw or modify in a manner adverse to Purchasers its recommendation of the resolutions. Target agrees that it will not cancel, postpone or adjourn the date of the Shareholders Meeting or change the items on the agenda without the agreement of Purchasers.

          (b) As promptly as reasonably practicable after the date of this Agreement, Target shall prepare a shareholder circular relating to the matters to be submitted to the shareholders of Target at the Shareholders Meeting. Target shall provide Purchasers with a reasonable opportunity to review and comment on the shareholder circular, and on any amendment or supplement thereto, and shall not distribute the shareholder circular, or any amendment or supplement thereto, to its shareholders prior to the approval of such document by the Purchasers, which approval shall not be unreasonably withheld or delayed. The shareholder circular shall comply as to form in all material respects with the applicable provisions of applicable law. Each Purchaser shall furnish all information concerning itself and its Affiliates which is required or customary for inclusion therein. If at any time prior to the Shareholders Meeting any information relating to Target or Purchasers, or any of their respective Affiliates, officers or directors, should be discovered by Target or Purchasers which should be set forth in an amendment or supplement to the shareholder circular so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly and disseminated to the shareholders of Target.

     SECTION 5.13. VOTING TRUST. Target hereby agrees to take all necessary and appropriate actions to implement the Voting Trust Redemption at Closing at a price not to exceed (i) the original issue price of such Ordinary Shares PLUS
(ii) accrued and unpaid interest thereon PLUS (iii) related financing and administrative costs in an amount not to exceed $7,500,000. Target shall take all necessary and appropriate actions to procure that the Agreement Regarding the Acquisition of Shares in Target, dated September 23, 2001, be terminated at Closing and thereafter shall be of no further force and effect.

     SECTION 5.14. FUNDING OF PURCHASE PRICE. The Parent Entities shall cause the Purchasers to fulfill their obligations hereunder to consummate the Purchase in accordance with the terms and conditions of this Agreement, including by funding the Purchasers with an amount of cash necessary to permit the payment of the Purchase Price by the Purchasers at Closing in accordance with ARTICLE II hereof. For avoidance of doubt, this SECTION 5.14 shall terminate as of the Closing.

     SECTION 5.15. OFFICERS AND DIRECTORS. Upon the written request of Purchasers, (i) Target shall cause any or all of the directors (or persons occupying similar positions in any limited liability company or other entity) and/or officers of each direct or indirect wholly owned Target Subsidiary (excluding any Target Non-Purchased Entity) to resign or be removed or, as to officers, to be terminated, effective as of the Closing, and (ii) if Target or any of its affiliated entities has the right to appoint any director (or person occupying a similar position in any limited liability company or other entity) or to cause the resignation or termination of any officer of any other entity in which Target (directly or indirectly) owns an equity interest (excluding any Target Non-Purchased Entity), Target shall cause, effective as of the Closing, such director to resign or to be removed and/or such officer to resign or be terminated.

     SECTION 5.16. URBAN RETAIL PROPERTIES. Target shall cause to be delivered to Purchasers at Closing, directly or indirectly, all outstanding equity interests in Urban Retail Properties, Co. Such equity interests shall be an Asset hereunder and shall be delivered to the Purchaser Parties for no additional consideration and shall be obtained by Target for no consideration other than the cancellation of the promissory note, dated November 8, 2000, issued by Patrick Hackett in favor of Novi Mall Associates.

                                   ARTICLE VI

                                   TAX MATTERS

     SECTION 6.1. ASSUMPTION OF TAXES. Subject to SECTION 7.1, Purchasers shall each assume joint and several liability for all Taxes (whether fixed or contingent) of each Target Non-Purchased Entity (including, without limitation, any liability for income Taxes of any such party and any liability for Transfer and Gains Taxes resulting from the consummation of the transactions contemplated by the Transaction Documents incurred or payable on, before, or after the Closing Date (collectively, the "ASSUMED TAXES")); PROVIDED, HOWEVER, that no Purchaser Party shall assume (i) liability for any Taxes arising from any actions or omissions of Target or

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the Target Non-Purchased Entities occurring after the Closing Date (other than for taxes payable to any U.S. taxing authority in connection with the liquidation of Hexalon), (ii) any liability that any such party may have for another Person's Taxes, other than the Urban Tax Indemnification Agreement and the Tax Protection Agreement(s) disclosed in Section 3.14(h) of the Target Disclosure Letter, or (iii) any Taxes imposed by any Dutch Governmental Entity in respect of the transactions contemplated by this Agreement, the Protocol or arising after the Closing (collectively, the "EXCLUDED TAXES").

     SECTION 6.2. INDEMNIFICATION. Purchasers shall on a joint and several basis indemnify and hold harmless each Target Non-Purchased Entity and any shareholder, director, officer, or employee of a Target Non Purchased Entity for all Assumed Taxes.

     SECTION 6.3. TAX CONTESTS. Target hereby grants Purchasers full authority to assume full and primary responsibility to contest, at their sole discretion and expense, any matter relating to the Assumed Taxes and shall indemnify each Target Non-Purchased Entity, and all shareholders, directors, officers, and employees of Target Non-Purchased Entities from any costs that such parties may incur in defending or participating in such contests.

     SECTION 6.4. TAX REFUNDS. Purchaser shall be entitled to all refunds for Assumed Taxes otherwise payable to Target or a Target Non-Purchased Entity.

     SECTION 6.5. WITHHOLDING CERTIFICATES. Neither Purchasers nor any of their respective agents shall be entitled to deduct and withhold from the Purchase Price otherwise payable pursuant to this Agreement to Target and/or any Target Subsidiary and/or any Target Non-Subsidiary Entity and/or any Target Non-Purchased Entity any amounts under Section 1445 of the Code; PROVIDED, HOWEVER, Target and/or any Target Subsidiary and/or any Target Non-Subsidiary Entity and/or any Target Non-Purchased Entity shall each apply for and obtain a reduced withholding certificate under the appropriate Treasury Regulations under
Section 1445 of the Code from the IRS on or before the Closing Date (including, without limitation, a reduced withholding certificate in connection with the liquidation of Hexalon) and to the extent any of them provides Purchasers a notice that complies with Treasury Regulation section 1.1445-1(c)(2)(i)(B), Purchasers shall not pay over the withheld amounts to the IRS but will contribute such amounts to an escrow account established for the benefit of Purchasers in form reasonably satisfactory to Purchasers, including such terms as are necessary to allow Hexalon to maintain its REIT status during the term of the escrow. Any amounts paid in lieu of the amounts withheld and paid to the IRS shall be treated by the parties for all tax reporting purposes as paid to Target for the Australian Interests. The Purchasers shall be entitled to claim refunds in respect of any Taxes paid by Purchasers and such refunds shall belong to Purchasers. Target shall cooperate, and Target shall cause the other Target Non-Purchased Entities to cooperate, with Purchasers in seeking any such refunds.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

     SECTION 7.1. CONDITIONS TO OBLIGATIONS OF PURCHASERS. The obligations of Purchasers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions unless waived by Purchasers:

          (a) TARGET SHAREHOLDER APPROVAL. The Purchase and the Distribution shall have been duly approved and adopted at the Shareholders Meeting by the affirmative vote of the holders of Ordinary Shares of Target casting at least two-thirds of the votes cast excluding all Ordinary Shares, if any, beneficially owned by the Voting Trust (the "TARGET SHAREHOLDER APPROVAL");

          (b) DISTRIBUTION. The amount per Ordinary Share (without regard to the Ordinary Shares held by the Voting Trust) to be distributed by Target to its shareholders pursuant to the Distribution shall not be less than EURO 53 (prior to giving effect to any withholding tax to be withheld by Target under Dutch law) and the Distribution shall be imminent (assuming payment by Purchasers of the Purchase Price);

          (c) NO PROCEEDINGS. No claim, suit, action or other proceeding arising out of the transactions contemplated hereby has been brought (and remains pending) by a Governmental Entity or any third party (other than a Purchaser Party or an Affiliate or Subsidiary of a Purchaser Party (excluding Target and any Target Subsidiary)):

               (i) that is reasonably likely to (A) prohibit or impose any material limitations on any Parent Entity's (or any of its respective Subsidiary's or Affiliate's) ownership or operation of all or a material portion of (1) the Assets or (2) the business or assets of such Parent Entity and its respective Subsidiaries and Affiliates, taken as a whole, or
     (B) compel any Parent Entity or Target or any of their respective Subsidiaries or Affiliates, as the case may be, to dispose of or hold separate any material portion of (1) the Assets or (2) the business or assets of such Parent Entity and its respective Subsidiaries and Affiliates, taken as a whole;

               (ii) that is reasonably likely to restrain or prohibit the Closing or the performance of any transaction contemplated by the Transaction Documents, or is reasonably likely to obtain from Target or the Purchaser Parties any damages that are material in relation to Target or the Target Subsidiaries taken as a whole, or

               (iii) which otherwise is reasonably likely to have a material adverse affect on the consolidated financial condition, businesses or results of operations of any of the Parent Entities.

          (d) NO LEGAL RESTRAINTS. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, restraining order, injunction or other order (whether temporary, preliminary or permanent) or other legal or regulatory restraint which is then in effect (which order or other action the parties hereto shall use their reasonable best efforts to vacate or lift) and which prohibits or precludes the consummation of the Purchase;

          (e) CONSENTS. All consents and waivers identified on Section 7.1(d) of the Target Disclosure Letter shall have been obtained (the "NECESSARY CONSENTS");

          (f) HSR ACT, ETC. Any waiting period applicable to the consummation of the Purchase under the HSR Act shall have expired or been terminated; any required approval of the Purchase by the European Commission pursuant to the EC Merger Regulations shall have been obtained;

          (g) REPRESENTATIONS, WARRANTIES. All representations and warranties of Target contained in this Agreement (without giving effect to any materiality or similar qualifications) shall be true and correct as of the Closing (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall be true and correct as of such date), except where the failure to be so true and correct would not reasonably be expected to result, individually or in the aggregate, in a Target Material Adverse Effect;

          (h) PERFORMANCE OF COVENANTS. All the agreements contained in this Agreement to be performed by Target on or before the Closing Date shall have been performed in all material respects;

          (i) NO TARGET MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred any event, change, effect or development that, individually or in the aggregate with any other event, change, effect or development since the date of this Agreement, which has had or would reasonably be expected to have a Target Material Adverse Effect, provided, that for purposes of this Section 7.1(h) only, each Target Non-Subsidiary Entity shall be deemed to be a Target Subsidiary;

          (j) TAX DELIVERIES. Purchasers shall have received the Loyens Tax Opinion and the Anderson Letter to be delivered at Closing pursuant to
Section 5.2 and all applicable withholding certificates approved by the IRS as required by Section 6.5; and

          (k) FINAL PRO FORMA TAX RETURNS. The final Pro Forma Tax Returns delivered to Purchasers pursuant to Section 5.2(f) shall reflect no aggregate liability for Taxes (including, without limitation, any withholding taxes reflected in the IRS withholding certificates required by Section 6.5) other than (i) Excluded Taxes, (ii) Transfer and Gain Taxes not exceeding $15,000,000 in the aggregate and (iii) other Taxes in an aggregate amount not exceeding $3,000,000.

     SECTION 7.2. CONDITIONS TO OBLIGATIONS OF TARGET. The obligations of Target to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions unless waived by Target:

          (a) TARGET SHAREHOLDER APPROVAL. The Purchase and the Distribution shall have been duly approved and adopted at the Shareholders Meeting by the affirmative vote of the holders of Ordinary Shares of Target casting at least two-thirds of the votes cast excluding all Ordinary Shares, if any, beneficially owned by the Voting Trust;

          (b) DISTRIBUTION. Subject to Section 8.1(k), the amount per Ordinary Share (without regard to the Ordinary Shares held by the Voting Trust) to be distributed by Target to its shareholders pursuant to the Distribution shall not be less than the Target Minimum Amount;

          (c) NO LEGAL RESTRAINTS. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, restraining order, injunction or other order (whether temporary, preliminary or permanent) or other legal or regulatory restraint which is then in effect (which order or other action the parties hereto shall use their reasonable best efforts to vacate or lift) and which prohibits or precludes the consummation of the Purchase;

          (d) HSR ACT, ETC. Any waiting period applicable to the consummation of the Purchase under the HSR Act shall have expired or been terminated; any required approval of the Purchase by the European Commission pursuant to the EC Merger Regulations shall have been obtained;

          (e) REPRESENTATIONS, WARRANTIES. All representations and warranties of the Purchaser Parties contained in this Agreement (without giving effect to any materiality or similar qualifications) shall be true and correct as of the Closing (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall be true and correct as of such date), except where the failure to be so true and correct would not reasonably be expected to have a material adverse effect on Purchasers' ability to complete the Purchase; or

          (f) PERFORMANCE OF COVENANTS. All the agreements contained in this Agreement to be performed by the Purchaser Parties on or before the Closing Date shall have been performed in all material respects.

                                  ARTICLE VIII

                                   TERMINATION

     SECTION 8.1. TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing (notwithstanding any approval of the Purchase or any of the other transactions contemplated by this Agreement by the shareholders of Target):

          (a)   by mutual written consent of Target and Purchasers;

          (b) by Target or Purchasers if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Purchase and such order, decree or ruling or other action shall have become final and non-appealable; PROVIDED, that the party seeking to terminate this Agreement pursuant to this clause (b) shall have used reasonable best efforts to remove such order, decree, ruling or judgment or to reverse such action;

          (c) by Target if the Supervisory Board of Target elects to accept a Superior Proposal; PROVIDED, that this Agreement may not be terminated under this SECTION 8.1(c) unless Target has complied in all material respects with the provisions of SECTION 5.8, including by notifying Purchasers in writing not less than three (3) Business Days prior to taking such action of its intention to take such action and during such three (3) Business Day period (if requested by Purchasers) negotiating in good faith with Purchasers in an attempt to make adjustments to this

Agreement such that the Acquisition Proposal that the Supervisory Board was prepared to accept is no longer a Superior Proposal; and PROVIDED, FURTHER, that it shall be a condition to termination pursuant to this SECTION 8.1(c) that the Target shall have made the payment of the Break-Up Fee to the Purchasers required by SECTION 9.2.

          (d) by Purchasers, if the Supervisory Board of Target approves or recommends a Superior Proposal or the Supervisory Board withdraws or modifies its recommendation of the Purchase in a manner adverse to Purchasers (or resolves to take any of such actions);

          (e) by Purchasers, if any of the following events shall occur and be continuing or conditions exists: (i) any of the representations and warranties of Target contained in this Agreement (without giving effect to any materiality or similar qualifications) shall not be true and correct, in each case as of the date of determination (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall not be true and correct as of such date), in each case where such failure to be so true and correct would reasonably be expected to result, individually or in the aggregate, in a Target Material Adverse Effect; or (ii) Target shall have failed to perform in all material respects any of its agreements contained in this Agreement required to be performed at or prior to the date of determination (any such event or condition described in this clause (ii), a "TERMINATING TARGET BREACH") and such Terminating Target Breach (A) is not cured by Target within twenty (20) calendar days after receipt of notice of the Terminating Target Breach or (B) is not curable prior to July 15, 2002; or

          (f) by Target, if any of the following events shall occur and be continuing or conditions exists: (i) any of the representations and warranties of the Purchaser Parties contained in this Agreement (without giving effect to any materiality or similar qualifications) shall not be true and correct, in each case as of the date of determination (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall not be true and correct as of such date), in each case where such failure to be so true and correct would reasonably be expected to have a material adverse effect on Purchasers' ability to complete the Purchase; or (ii) the Purchaser Parties shall have failed to perform in all material respects any of their agreements contained in this Agreement required to be performed at or prior to the date of determination (any such event or condition described in this cause (ii), a "TERMINATING PURCHASERS BREACH") and such Terminating Purchasers Breach (A) is not cured by the Purchaser Parties within twenty (20) calendar days after receipt of notice of the Terminating Purchasers Breach or (B) is not curable prior to July 15, 2002; or

          (g) by Target or Purchasers, if the approval of the Purchase by the shareholders of Target shall not have been obtained by reason of the failure to obtain the requisite vote at a duly held meeting of shareholders of Target, or at any adjournment thereof; or

          (h) by Purchasers, if Target fails to perform in all material respects any of its obligations contained in the Protocol; or

          (i) by Target, if any Purchaser Party fails to perform in all material respects any of its obligations contained in the Protocol; or

          (j) by Target or Purchasers, if the Closing shall not have occurred on or prior to July 15, 2002 (the "TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 8.1(j) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including without limitation SECTION 5.4(a)) has to any extent been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date; or

          (k) by Target, if the amount per Ordinary Share to be distributed by Target to Target shareholders, in accordance with the Protocol, will be less than EURO 53 (prior to giving effect to any withholding tax to be withheld by Target under Dutch law and without regard to the Ordinary Shares held by the Voting Trust) solely as a result of surtax tax imposed under Article IV. B. Inroeringswet Inkomstenlselasting 2001 (the "TARGET MINIMUM AMOUNT") and if the Supervisory Board of Target has given each Parent Entity written notice of Target's election to terminate this Agreement pursuant to this Section 8.1(k) and such notice describes in reasonable detail the reasons that the amount per Ordinary Share to be distributed will be less than EURO 53; PROVIDED, HOWEVER, that the Parent Entities may, at their sole option, either: (i) nullify such election to terminate by giving written notice to the Supervisory Board of Target, within five Business Days after all of the Parent Entities have received Target's notice, that the Parent Entities will agree to a delay in the distribution of a portion of the amount to be distributed to Target shareholders and to amend the Protocol in conjunction with Target to reflect such delay (so long as such delay does not extend later than January 30, 2003) such that the amount per Ordinary Share distributed, in accordance with the Protocol, will equal not less than the Target Minimum Amount; or (ii) accept such termination by giving written notice to the Supervisory Board of Target, within five Business Days after all of the Parent Entities have received Target's notice, and PROVIDED, FURTHER, that it shall be a condition to termination pursuant to this SECTION 8.1(k) that the Target shall have made the payment of the Break-Up Expenses to the Purchasers required by SECTION 9.2.

     SECTION 8.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Target or Purchasers as provided in SECTION 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Target or any Purchaser Party, other than the last sentence of SECTION 5.3, SECTION 8.1, this SECTION 8.2, SECTION 9.2 and except to the extent that such termination results from a willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.1. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument (other than the Andersen Letter, the Loyens Tax Opinion and the final Pro Forma Tax Returns) delivered pursuant to this Agreement shall survive the Closing (and thereafter no party shall have the right to commence any action alleging any breach of such representations or warranties) or the termination of this

Agreement pursuant to SECTION 8.1, as the case may be. This SECTION 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

     SECTION 9.2.   EXPENSES.

          (a) Except as otherwise specified in this SECTION 9.2 or agreed in writing by the parties, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

          (b) Target agrees that if this Agreement shall be terminated pursuant to SECTION 8.1(b) OR (e) OR (h) OR (k), then Target will pay to each Purchaser, or to such party or parties as directed by such Purchaser, a cash amount in EUROs equal to the Break-Up Expenses (as hereinafter defined) applicable to such Purchaser. Target also agrees that (i) if this Agreement shall be terminated pursuant to SECTION 8.1(j) and the closing has not occurred prior to the Termination Date due to a failure to obtain a Necessary Consent (provided that Purchasers have complied with SECTION 5.4(a)), then Target will pay to each Purchaser, or to such party or parties as directed by such Purchaser, a cash amount in EUROs equal to the Reduced Break-Up Expenses applicable to such Purchaser and (ii) if this Agreement shall be terminated pursuant to SECTION 8.1(j) and the closing has not occurred prior to the Termination Date due to a failure to fulfill SECTION 7.1(c) (provided that Purchasers have complied with SECTION 5.4(a)), then Target will pay to each Purchaser, or to such party or parties as directed by such Purchaser, a cash amount in EUROs equal to the Break-Up Expenses applicable to such Purchaser. Target further agrees that (i) if this Agreement is terminated pursuant to
SECTION 8.1(c) OR (d), or (ii) if (A) Purchasers or Target shall terminate this Agreement pursuant to SECTION 8.1(g) (provided that the basis for such termination is the failure of Target's shareholders to approve the Purchase) or
SECTION 8.1(j) without the Shareholders Meeting having occurred, (B) at any time after the date of this Agreement and at or before the time of the event giving rise to such termination there shall exist an Acquisition Proposal with respect to Target, and (C) within 12 months of any such termination of this Agreement, Target or any of its Subsidiaries shall enter into a definitive agreement with any third party with respect to a Majority Acquisition Proposal or a Majority Acquisition Proposal is consummated, then Target shall pay to Purchasers, or as otherwise directed by Purchasers, an aggregate cash amount in EUROs equal to the Break-Up Fee (as hereinafter defined); PROVIDED, HOWEVER, that any such Break-Up Fee payable in connection with a termination pursuant to Section 8.1(j) shall be reduced by the amount of any prior payment of Break-Up Expenses or Reduced Break-Up Expenses. Payment of any of such amounts by Target, and any allocation between Purchasers of such amounts shall be made, as jointly directed by Purchasers in writing, by prompt wire transfer of immediately available funds, but in no event later than the date of termination (or in the case of clause
(ii), if later, the date Target or its Subsidiary enters into such agreement with respect to or consummates such Majority Acquisition Proposal) by wire transfer of immediately available funds. A "MAJORITY ACQUISITION PROPOSAL" shall be an Acquisition Proposal to acquire at least a majority of the Assets, whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or similar transaction, including any single or multi-step transaction or series of related transactions.

          (c) For purposes of this Agreement, the "BREAK-UP FEE" shall be an aggregate amount equal to 2% of the Purchase Price (with the Purchase Price calculated as if the Closing Date had occurred on the date of the termination giving rise to Target's obligation to pay the Break-Up Fee).

          (d) For purposes of this Agreement, the "BREAK-UP EXPENSES" shall be an amount equal to the lesser of (i) the actual out-of-pocket expenses of Purchasers and any of their respective Affiliates incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants', investment bankers' and financing sources' fees and expenses) and (ii) 1% of the Purchase Price (with the Purchase Price calculated as if the Closing Date had occurred on the date of the termination giving rise to Target's obligation to pay the Break-Up Expenses). For purposes of this Agreement, the "REDUCED BREAK-UP EXPENSES" shall mean the Break-Up Expenses, except that such expenses shall be capped at 1/2% (rather than 1%) of the Purchase Price.

          (e) In the event that either Purchaser is required to file suit to seek all or a portion of the amounts payable under this SECTION 9.2, and Purchasers prevail in such litigation, Purchasers shall be entitled to all expenses, including attorneys' fees and expenses, which it has incurred in enforcing its rights under this SECTION 9.2.

          (f) Notwithstanding anything to the contrary in this Agreement, each Purchaser expressly acknowledges and agrees that, with respect to any termination of this Agreement pursuant to SECTION 8.1 in circumstances where the Break-Up Fee is payable in accordance with SECTION 9.2(b), the payment of the Break-Up Fee shall constitute liquidated damages with respect to any claim for damages or any other claim which such Purchaser would otherwise be entitled to assert against Target or any Target Subsidiary or any of their respective assets, or against any of their respective directors, officers, employees, partners or stockholders, with respect to this Agreement and the transactions contemplated by this Agreement and shall constitute the sole and exclusive remedy available to such Purchaser. The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any termination of this Agreement pursuant to
SECTION 8.1 in circumstances where the Break-Up Fee is payable in accordance with SECTION 9.2(b), the right to payment under SECTION 9.2(b): (i) constitutes a reasonable estimate of the damages that will be suffered by reason of any such proposed or actual termination of this Agreement pursuant to said section, and
(ii) shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing. Except for nonpayment of the amounts set forth in
SECTION 9.2(b), each Purchaser hereby agrees that, upon any termination of this Agreement in circumstances where the Break-Up Fee is payable, in no event shall such Purchaser or its affiliated Parent Entity (A) seek to obtain any recovery or judgment against Target or any Target Subsidiary or any of their respective assets, or against any of their respective directors, officers, employees, partners or stockholders, or (B) be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages.

          (g) In the event that any Dutch court, including the Enterprise Chamber determines that any term or provision of SECTION 5.8 or this SECTION 9.2 is unenforceable or unreasonable as a matter of Law, such term or provision shall automatically be modified to the extent such Dutch court determines necessary to conform to applicable Law, and this Agreement and, as applicable, the Protocol, as so modified, shall thereafter remain in full force and effect. The parties hereto agree that, upon the occurrence of such an event as described in the immediately preceding sentence, (i) the Dutch court shall have the power to reduce the amount, scope or magnitude of any such term or provision, to delete specific words or phrases from such term or provision, or to replace any invalid or unenforceable term or provision so implicated with a modified term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, (ii) the parties hereto shall request that the Dutch court exercise that power and (iii) thereafter this Agreement (and the Protocol) shall be enforceable as so modified after the expiration of the time within which the judgment or decision may be applied.

          (h) Notwithstanding the foregoing, in no event shall the amount paid to any of the Purchasers pursuant to this Agreement in any tax year exceed the maximum amount that can be paid to such Purchaser in such year without causing any REIT with which it is affiliated to fail to meet the REIT requirements for such year, determined as if the payment of such amount did not constitute Qualifying Income as determined by independent accountants to such Purchaser. If the amount payable for any tax year under the preceding sentence is less that the amount which Target would otherwise be obligated to pay to the applicable Purchaser pursuant to this Agreement (the "EXPENSE AMOUNT"), such Purchaser shall so notify Target, and Target shall (at such Purchaser's sole cost and expense) place the remaining portion of the Expense Amount in escrow and shall not execute any instrumentation permitting any release of any portion thereof to the applicable Purchaser, and the applicable Purchaser shall not be entitled to any such amount, unless and until Target and escrow holder receive (all at the applicable Purchaser's sole cost and expense) notice from applicable Purchaser, together with either (i) an opinion of the applicable Purchaser's tax counsel to the effect that such amount, if and to the extent paid, would not constitute gross income which is not Qualifying Income or (ii) a letter from the applicable Purchaser's independent accountants indicating the maximum amount that can be paid at that time to the Purchasers (determined as if such payment did not constitute Qualifying Income) without causing any REIT with which it is affiliated to fail to meet the REIT requirements for any relevant taxable year, together with either an IRS Ruling issued to such REIT or an opinion of such Purchaser's tax counsel to the effect that such payment would not be treated as includible in the income of such REIT for any prior taxable year, in which event escrow holder shall pay such maximum amount. Target's and escrow holder's obligation to pay any unpaid portion of the Expense Amount shall terminate ten
(10) years from the date of this Agreement, and upon such date, escrow holder shall remit any remaining funds in escrow to Target and Target shall have no obligation to make any further payments notwithstanding that the entire Expense Amount has not been paid as of such date. For purposes of the foregoing, Qualifying Income shall income qualifying within the meaning of Section 856(c)(2) of the Code.

     SECTION 9.3. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
SECTION 9.3):

     (a)  if to Target:

                        Rodamco North America N.V.
                        c/o Urban Retail Properties Co.
                        900 North Michigan Avenue
                        Suite 1500
                        Chicago, Illinois 60611
                        Attention:  Gerald E. Egan and Michael G. Hilborn

                        Phone:  312-915-1450
                        Fax:  312-915-3356

          with a copy to:

                        Winston & Strawn
                        35 West Wacker Drive
                        Chicago, IL 60601
                        Attention:  Steven J. Gavin, Esq.

                        Phone:  (312) 558-5600
                        Fax:    (312) 558-5700

     (b)  if to Wallaby or Wallaby Acquisition Sub:

                        11601 Wilshire Boulevard
                        Suite 12
                        Los Angeles, California 90025
                        Attention:  General Counsel

                        Phone:  310-478-4456
                        Fax:  310-478-1267
          with a copy to:

                        Skadden, Arps, Slate, Meager & Flom LLP
                        One Canada Square, Canary Wharf
                        London E14 5DS
                        United Kingdom
                        Attention:  Scott V. Simpson

                        Phone: 011-44-207-519-7000
                        Fax: 011-44-207-519-7070

     (c)  if to Hoosier or Hoosier Acquisition Sub:

                        National City Center
                        115 West Washington Street
                        Indianapolis, Indiana 46204
                        Attention:  James M. Barkley

                        Phone: 317-263-7083
                        Fax: 317-685-7377

          with a copy to:

                        Willkie Farr & Gallagher
                        787 Seventh Avenue
                        New York, NY 10019
                        Attention: Richard L. Posen

                        Phone: 212-728-8000
                        Fax: 212-728-8111

     (d)  if to Terrapin or Terrapin Acquisition Sub:

                        10275 Little Patuxent Parkway
                        Columbia, Maryland 21044
                        Attention:  General Counsel

                        Phone:  410-992-6405
                        Fax:  410-992-6392

          with a copy to:

                        Fried Frank Harris Shriver & Jacobson
                        One New York Plaza
                        New York, NY 10004
                        Attention: Arthur Fleischer, Jr.

                        Phone: 212-859-8000
                        Fax: 212-859-4000

     SECTION 9.4. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 9.5. HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.6. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect (i) so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or (ii) in accordance with
SECTION 9.2(g). Except as otherwise provided in SECTION 9.2(g) hereof, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 9.7. ASSIGNMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned (whether by operation of Law or otherwise) without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of the party from whom such consent is requested) except that Purchasers (or any Purchaser) may assign their or its rights, but not their or its respective obligations (other than their respective obligations to purchase the Assets), to any Purchaser Designee or Affiliate of either Purchaser without the consent of Target; PROVIDED, FURTHER, that no such assignment shall relieve Purchasers (or any Purchaser) of any liability or obligation under this Agreement.

     SECTION 9.8. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the Confidentiality Agreements constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and, except for the Protocol and the Voting and Support Agreement, there are no other or additional agreements between Purchasers or any of their Affiliates, on the one hand, Target and its Affiliates, on the other hand, relating to, arising from or otherwise entered into in connection with this Agreement and the transactions contemplated hereby. Except for the provisions of SECTION 5.11(a)-(e), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies. In the event of any conflict or inconsistency between the terms of this Agreement and the Protocol, the parties agree that the terms of this Agreement shall control.

     SECTION 9.9. AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, Target and each Purchaser Party.

     SECTION 9.10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state, without regard to conflicts of law principles. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York.

     SECTION 9.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.12. WAIVER. Target, on the one hand, and Purchasers, collectively on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or
(c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

     SECTION 9.13. RESERVATION OF RIGHTS. If the Closing does not occur and this Agreement is terminated pursuant to the terms hereof, the Transaction Documents and any other discussions, negotiations or exchanges relating to the transactions contemplated by the Transaction Documents shall be with full reservation of rights and none of the Transaction Documents (other than the Confidentiality Agreements) or any such discussions, negotiations or exchanges shall be regarded as waiving any rights or claims of any party thereto in any ruling, litigation or any future claims that are or could be made relating to the transactions contemplated by the Transaction Documents.

     SECTION 9.14.  ENFORCEMENT.

          (a) Target acknowledges and agrees that it shall not be entitled to seek an injunction or injunctions to prevent any Purchaser Party from breaching this Agreement or to enforce specifically the terms and provisions of this Agreement in any court located anywhere in the world. Target agrees that the Purchaser Parties would suffer irreparable damage in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Purchasers shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in any New York state court, this being in addition to any other remedy to which they are entitled at Law or in equity.

          (b) Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns shall only be brought and determined in any federal court located in the State of New York or any New York state court sitting in the City of New York, and each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this
Section 9.13, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable law, that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper and (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth herein shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth in this section.

     SECTION 9.15. EXHIBITS; DISCLOSURE LETTER. All Exhibits referred to herein and in the Target Disclosure Letter are intended to be and hereby are specifically made a part of this Agreement.

     SECTION 9.16. JOINT AND SEVERAL OBLIGATIONS. Subject to the following proviso, all obligations of any Purchaser Party hereunder shall be joint and several obligations of all of the Purchasers Parties; PROVIDED, HOWEVER, that
(i) no obligation of a Purchaser under SECTION 2.3, SECTION 5.11(f) or
ARTICLE VI hereof shall be a joint and several obligation of any Parent Entity and (ii) no obligation of Hoosier or Terrapin under SECTION 5.11(a)-(e) shall be a joint and several obligation of Wallaby, Wallaby Acquisition Sub or any of Wallaby Acquisition Sub's Purchaser Designees.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the parties hereto have caused this Purchase Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                      RODAMCO NORTH AMERICA, N.V.

                                      By:
                                         -------------------
                                         Name:
                                         Title:

                                      By:
                                         -------------------
                                         Name:
                                         Title:

                                      WESTFIELD AMERICA LIMITED PARTNERSHIP

                                      By: Westfield America, Inc., its general
                                             partner

                                      By:
                                         -------------------
                                         Name:
                                         Title:

                                      WESTFIELD GROWTH, LP

                                      By: Westfield Growth II, LP, its general
                                             partner

                                      By: Westfield Centers, LLC, its general
                                             partner

                                      By: Westfield America Limited
                                             Partnership, its managing member

                                      By: Westfield America, Inc., its general
                                             partner

                                      By:
                                         -------------------
                                         Name:
                                         Title:

                     [Signature Page to Purchase Agreement]

                                      SIMON PROPERTY GROUP, L.P.

                                      By: Simon Property Group, Inc., its
                                             general partner

                                      By:
                                         -------------------
                                         Name:
                                         Title:

                                      HOOSIER ACQUISITION, LLC

                                      By: Simon Property Group, L.P., its
                                             managing member

                                      By: Simon Property Group, Inc., its
                                             general partner

                                      By:
                                         -------------------
                                         Name:
                                         Title:

                                      THE ROUSE COMPANY

                                      By:
                                         -------------------
                                         Name:
                                         Title:

                                      TERRAPIN ACQUISITION, LLC

                                      By: The Rouse Company, its managing member

                                      By:
                                         -------------------
                                         Name:
                                         Title:

                     [Signature Page to Purchase Agreement]